UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MBIA Inc.

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MBIA Inc.	Charles R. Rinehart
1 Manhattanville Road	Chairman
Suite 301	William C. Fallon
Purchase, NY 10577	Chief Executive Officer
914-273-4545

March 20, 2019

Dear Owners:

You are cordially invited to attend the annual meeting of MBIA shareholders on Wednesday, May 1, 2019 at 10:00 a.m. at 2 Manhattanville Road, Conference Room 2, First Floor, Purchase, New York.

Our agenda for this year’s meeting is for shareholders to:

•	vote on the election of Directors;

•	express their opinion, on an advisory basis, on executive compensation; and

•	ratify the selection of independent auditors for 2019.

After the formal agenda is completed, we will be happy to answer any questions you may have.

Even if you do not plan to attend the annual meeting, we urge you to vote your shares. Instructions for using all of the available voting options are included in the enclosed proxy statement.

We appreciate your continued support on these matters and look forward to seeing you at the meeting.

Very truly yours,

Charles R. Rinehart Chairman	William C. Fallon Chief Executive Officer

MBIA Inc.

Notice of Annual Meeting of Shareholders

and Proxy Statement

Dear Shareholders:

We will hold the 2019 Annual Meeting of MBIA Inc. (“MBIA” or the “Company”) Shareholders at 2 Manhattanville Road, Conference Room 2, First Floor, Purchase, New York 10577, on Wednesday, May 1, 2019 at 10:00 a.m. EDT in order for shareholders to:

1.	elect seven Directors for a term of one year, expiring at the 2020 Annual Meeting;

2.

express their opinion, on an advisory basis, on the compensation paid to the Company’s named Executive Officers (“NEOs”) as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including under the “Compensation discussion and analysis” and “Executive compensation tables” sections of the proxy statement;

3.	ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2019; and

4.	transact any other business as may properly come before the meeting.

These items are more fully described in the following pages.

This year, we have again elected to adopt the SEC rules that allow companies to furnish proxy materials to their shareholders over the Internet. The Notice of Internet Availability of Proxy Materials (the “Notice”) provided to shareholders contains instructions on how to access our 2018 Annual Report to Shareholders and proxy materials for the 2019 Annual Meeting online, how to request a paper copy of these materials and how to vote your shares. We expect to furnish the Notice to shareholders and make proxy materials available beginning on or about March 20, 2019.

The Notice provides instructions regarding how to view our proxy materials for the 2019 Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and vote, you will need to visit www.proxyvote.com and have available the 16-digit control number(s) contained on your Notice. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request them or you own shares of MBIA Inc. in the MBIA Inc. 401(k) Plan or MBIA Inc. Non-Qualified Retirement Plan. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before April 17, 2019. To request paper copies, shareholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. When requesting materials by email, please send a blank email with your 16-digit control number(s) (located on the Notice) in the subject line.

You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions under “General information––Voting” to vote your shares using the Internet. After submitting your vote, follow the prompts to sign up for electronic delivery.

Sincerely,

Jonathan C. Harris
Secretary

1 Manhattanville Road

Suite 301

Purchase, New York 10577

March 20, 2019

General information

How it works. The Board of Directors of the Company is soliciting shareholders’ proxies in connection with the Annual Meeting of Shareholders to be held at 2 Manhattanville Road, Conference Room 2, First Floor, Purchase, New York 10577, on Wednesday, May 1, 2019 at 10:00 a.m. EDT. Only shareholders of record at the close of business on March 7, 2019 may vote at the Annual Meeting. As of March 7, 2019, there were 90,179,632 shares of our common stock (which is our only class of voting stock) outstanding and eligible to be voted. Treasury shares are not voted. Each shareholder has one vote for each share of MBIA common stock owned on the record date for all matters being voted on at the Annual Meeting.

A quorum is constituted by the presence, in person or by proxy, of holders of our common stock representing a majority of the number of shares of common stock entitled to vote. Abstentions and broker non-votes will be considered present to determine the presence of a quorum.

Voting. If you hold shares in more than one account (e.g., you are a shareholder of record, own shares in the Company’s 401(k) Plan or Non-Qualified Retirement Plan, and beneficially own shares in one or more personal brokerage accounts, or any combination of the foregoing), you may receive more than one Notice and/or proxy card. Accordingly, in order to vote all of your shares, you will need to vote more than once by following the instructions on each of the items you receive.

You may vote using the following methods:

Internet. You may vote on the Internet up until 11:59 PM Eastern Time the day before the meeting by going to the website for Internet voting on the Notice or proxy card (www.proxyvote.com) and following the instructions on the website. Have your Notice or proxy card available when you access the web page. If you vote over the Internet, you should not return your proxy card.

Telephone. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day up until 11:59 PM Eastern Time the day before the Annual Meeting, and following the prerecorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card. Notice recipients should first visit the Internet site listed on the Notice to review the proxy materials before voting by telephone.

Mail. If you received your proxy materials by mail, or if you received a Notice and requested a paper copy of the materials, you may vote by mail by marking your proxy card, dating and signing it, and returning it in the postage-paid envelope provided or as directed on the voting instruction form so that it arrives before the Annual Meeting.

In Person. You may vote your shares in person by attending the Annual Meeting and submitting your proxy at the meeting. If your shares are held in the name of a bank, broker or other holder of record (i.e., your shares are held in “street name”), you must obtain a legal proxy executed in your favor from the holder of record and bring it to the Annual Meeting in order to vote at the Annual Meeting.

You can revoke your proxy at any time before the Annual Meeting or when prompted during the Annual Meeting. If your shares are held in street name, you must follow the instructions of your broker to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise the Secretary in writing before the proxies vote your common stock at the meeting, deliver later-dated proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions, we recommend that you revoke or amend your prior instructions in the same way you initially gave them – that is, by Internet, telephone, or mail. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as our Board recommends.

If your shares are held in street name, you may receive voting instructions from the holder of record. If you do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. Brokers do not have discretionary authority to vote on the election of Directors (Proposal 1) or the advisory vote on NEO compensation (Proposal 2). Please instruct your broker so your votes can be counted.

Dissenters’ rights. Under Connecticut law, dissenters’ rights are not available with respect to the matters included in the formal agenda for the 2019 Annual Meeting of Shareholders.

Miscellaneous. The cost to prepare and mail these proxy materials will be borne by the Company. Proxies may be solicited by mail, in person or by telephone by Directors, officers and regular employees of the Company without extra compensation and at the Company’s expense. The Company will also ask bankers and brokers to solicit proxies from their customers holding shares of MBIA common stock and will reimburse them for reasonable expenses.

A copy of the Company’s Annual Report on Form 10-K is available on the Company’s website, www.mbia.com, under the “SEC Filings” link or by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Summary of Board of Director Nominees

The following table provides summary information about each Director nominee. See page 49 for more information about each Director and the Company’s Proposal 1: Election of Directors.

Name	Director Since	Independent	Committees
			E	FR	CG	A

Francis Y. Chin Managing Director, Co-Founder of American Public Infrastructure, LLC.	2016	Yes		●	●	●

Diane L. Dewbrey Former Chair of the Board of Enventis, Inc.	2018	Yes		●	●	●

William C. Fallon CEO of MBIA Inc.	2017	No	●

Steven J. Gilbert Chairman of the Board of Gilbert Global Equity Partners, L.P.	2011	Yes	●	●	C	●

Charles R. Rinehart Former CEO and Chairman of HF Ahmanson & Co.	2008	Yes	C	●	●	●

Theodore Shasta Former SVP and Partner of Wellington Management Company	2009	Yes	●	●	●	C

Richard C. Vaughan Former EVP and CFO of Lincoln Financial Group	2007	Yes	●	C	●	●

E: Executive, FR: Finance and Risk, CG: Compensation and Governance, A: Audit

● : Member, C : Chair

Board of Directors corporate governance

The Board of Directors and its committees

The Board of Directors supervises the overall affairs of the Company. To assist it in carrying out these responsibilities, the Board has delegated authority to the three regular committees described below, as well as the Executive Committee on an as-needed basis. The Board of Directors met five times in regular sessions during 2018. The Board of Directors has regularly scheduled non-management Director meetings. Pursuant to the MBIA Inc. Board Corporate Governance Practices (the “Board Practices”), each Director is expected to attend at least 75% of all Board meetings and committee meetings of which that Director is a member, on a combined basis. All of the Directors met this requirement in 2018. The Board Practices can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and are available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. Pursuant to the Board Practices, Directors are required to attend annual shareholder meetings, barring unusual circumstances. The 2018 Annual Meeting was attended by each of the Company’s Directors.

Regular Board committees. Each regular Board committee and the Executive Committee has a charter, which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The committees are described below.

Executive Committee. The Executive Committee, which at year-end consisted of Messrs. Rinehart (Chair), Fallon, Gilbert, Shasta and Vaughan, did not meet during 2018. Mr. Fallon was appointed a member of the Committee on May 2, 2018. This Committee is authorized to exercise powers of the Board during intervals between Board meetings, subject to limitations set forth in the By-Laws of the Company and the Committee’s Charter.

Finance and Risk Committee. The Finance and Risk Committee, which at year-end consisted of Messrs. Vaughan (Chair), Rinehart, Chin, Dewbrey, Gilbert and Shasta, met four times in regular sessions during 2018. Ms. Dewbrey was appointed as a member of the Committee on November 13, 2018. This Committee assists the Board in monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits.

Compensation and Governance Committee. The Compensation and Governance Committee (the “Compensation Committee”), which at year-end consisted of Messrs. Gilbert (Chair), Chin, Dewbrey, Rinehart, Shasta and Vaughan, met five times in regular sessions during 2018. Ms. Dewbrey was appointed a member of the Committee on November 13, 2018. In accordance with the Compensation Committee Charter, the provisions of Rule 10C-1(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange (the “NYSE”), the Board of Directors has affirmatively determined that each of the Compensation Committee members is independent. As part of its specific role, the Compensation Committee is responsible for (i) setting the overall compensation principles of the Company, (ii) overseeing executive compensation, (iii) reviewing the Company’s compensation and benefits program, (iv) overseeing the retention of the Committee’s advisers, (v) overseeing significant organizational and personnel matters, (vi) determining the membership, size and composition of the Board, (vii) setting Directors’ compensation, (viii) selecting Directors to serve on the Board committees, and (ix) developing corporate governance principles and practices. The Board approves the CEO’s compensation level and approves the recommendations of the Compensation Committee for the other NEOs’ compensation levels. Since 2005, the Compensation Committee has retained compensation consulting firms to assist and advise it in conducting reviews of the Company’s compensation plans for appropriateness and to assess the competitiveness of the Company’s compensation levels relative to market practice.

Compensation and Governance Committee interlocks and insider participation. No member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. During 2018, no

NEO served as a Director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers is or has been a Director of the Company or a member of the Company’s Compensation Committee.

Audit Committee. The Audit Committee, which at year-end consisted of Messrs. Shasta (Chair), Chin, Dewbrey, Gilbert, Rinehart and Vaughan, met five times in regular sessions during 2018. Ms. Dewbrey was appointed a member of the Committee on November 13, 2018. In accordance with the Audit Committee Charter and the listing standards of the NYSE, each of the Audit Committee members is independent. In addition, the Board has designated Messrs. Chin, Dewbrey, Gilbert, Rinehart, Shasta and Vaughan as the “audit committee financial experts” (as defined under applicable Securities and Exchange Commission (“SEC”) rules) on the Audit Committee. This Committee assists the Board in monitoring the (i) integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) qualifications and independence of the Company’s independent auditor, (iii) performance of the Company’s internal audit function and independent auditor, (iv) Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risks.

Process for Director searches

Potential Director nominees are selected in light of the Board’s needs at the time of recommendation. The Compensation Committee assesses potential nominees based on various criteria, such as relevant business and other skills and experience, personal character and judgment and diversity of experience. A nominee’s self-identified specific diversity characteristics are also considered in accordance with the Board Practices, discussed further below. The Compensation Committee also considers the ability of potential nominees to devote significant time to Board activities. The independence and financial literacy of potential nominees, as well as their knowledge of and familiarity with the Company’s businesses, are additional considerations in the Compensation Committee’s selection process.

The Compensation Committee uses both referrals and third-party search firms to assist in identifying and evaluating potential nominees for election as directors. Ms. Dewbrey, who was elected to the Board in 2018, was recruited through referrals without the use of a third-party search firm. Potential candidates are first reviewed and evaluated by the Chair of the

Compensation Committee. If the Chair of the Compensation Committee concludes that a candidate merits further consideration, then one or more other members of the Compensation Committee designated by the Chair will interview the candidate and decide whether the candidate should be interviewed by other board members. Potential nominees are then interviewed by all of the other members of the Compensation Committee, the Chairman of the Board and by the CEO prior to any recommendation to the Board that the potential nominee be nominated or elected as a Director by the Board.

The Board Practices provide that Director candidates may be identified by the Company’s Board of Directors or a corporate shareholder. Shareholders may recommend a potential nominee by sending a letter to the Company’s Corporate Secretary at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. No potential nominees were recommended by shareholders in 2018.

Consideration of Board diversity. The Board Practices include guidelines for selecting Directors, pursuant to which Board selections should reflect sensitivity to diversity. We believe that diversity among members of the Board is important to optimize its ability to perform its duties. Accordingly, in recommending nominees, the Compensation Committee considers a wide range of individual perspectives and backgrounds in addition to diversity in professional experience and training. Under the Board Practices, in selecting nominees for the Board, the Board seeks a combination of active or former senior business executives of major complex businesses (from different industry sectors), leading academics, and individuals with substantial records of business achievement, government service or other leadership roles in the not-for-profit sector, including individuals with specific knowledge and experience relevant to the Company’s business. In addition, the Compensation Committee strives to promote a Board that reflects the diversity and values of our key constituencies (clients, employees, business partners and shareholders). These guidelines for selecting candidates for nomination to the Board promote diversity among the Directors, and the Compensation Committee and the Board evaluate the composition of the Board in order to assess the effectiveness of the guidelines. The results of these evaluations inform the process for identifying candidates for nomination to the Board.

Board leadership structure

The offices of Chairman of the Board and CEO of the Company are separate. The Chairman is responsible for presiding over meetings of the Board and the Company’s shareholders and performing such other duties as directed by the Board. The CEO is responsible for formulating policy and strategic direction for the Company and executing the Company’s business plan and strategy under plans approved by the Board, providing management of the Company’s day-to-day operations, hiring, directing and retaining senior management, serving as spokesperson for the Company and performing such other duties as directed by the Board or required by law.

Given that the roles of CEO and Chairman are well defined, the Board does not believe there is a risk of confusion or duplication between the two positions.

Board and Board committee roles in risk oversight

The Board and its committees oversee various risks faced by the Company and its subsidiaries. The Board regularly evaluates and discusses risks associated with strategic initiatives, and the CEO’s risk management performance is one of the criteria used by the Board in evaluating the CEO. On an annual basis, the Board also evaluates and approves the Company’s Risk Management and Tolerance Policy. The purpose of the Risk Management and Tolerance Policy is to set the policy that defines the risks the Company is willing to accept in pursuit of its goal of optimizing long term risk adjusted value for shareholders. The Board’s Audit Committee and its Finance and Risk Committee also play an important role in overseeing different types of risks.

The Audit Committee oversees risks associated with financial and other reporting, auditing, legal and regulatory compliance, and risks that may otherwise result from the Company’s operations, including risks associated with cyber intrusions. The Audit Committee oversees these risks by monitoring (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements, and (v) the performance of the Company’s operational risk management function.

The Finance and Risk Committee oversees the Company’s credit risk governance framework, market risk, liquidity risk and other material financial risks. The Finance and Risk Committee oversees these risks by monitoring the Company’s (i) proprietary investment portfolios, (ii) capital and liquidity, (iii) exposure to changes in the market value of assets and liabilities, (iv) credit exposures in the insured portfolios, and (v) financial risk management policies and procedures, including regulatory requirements and limits. The Finance and Risk Committee’s responsibilities help manage risks associated with the Company’s investment and insured portfolios, liquidity and lines of business.

At each regular meeting of the Board, the Chairs of each of these committees report to the full Board regarding the meetings and activities of the committee.

Shareholder communications

Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Company Standard of Conduct

The Company has adopted a Standard of Conduct that applies to all Directors and employees, including the Chief Executive Officer, Chief Financial Officer and Controller, and certain third parties. The Standard of Conduct, which also constitutes a code of ethics as that term is defined in Item 406(b) of Regulation S-K, can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link, and is available in print to any shareholder who requests a copy by writing to Shareholder Information at MBIA Inc., 1 Manhattanville Road, Suite 301, Purchase, New York 10577. The Company intends to satisfy the disclosure requirements of Form 8-K regarding an amendment to, or waiver from, an element of its code of ethics enumerated in Item 406(b) of Regulation S-K by posting such information on the Company’s website, www.mbia.com, under the “Ethics and Governance” link.

Independent Directors’ compensation

Directors’ retainer and meeting fees. In 2018, the Company paid Directors who are not Executive Officers an annual retainer fee of $75,000 plus an additional $2,000 for attendance at each Board meeting and each meeting of each committee on which they served (and $1,000 for each special telephonic meeting). The Company also paid each Committee Chair an annual Committee Chair retainer of $25,000. The Chairman is paid an additional retainer of $125,000. New Directors are paid a fee of $2,000 for each day of orientation.

An eligible Director may elect annually to receive retainer and meeting fees either in cash or in shares of MBIA common stock on a quarterly basis with no deferral of income, or to defer receipt of all or a portion of such compensation until a time following termination of such Director’s service on the Board. A Director electing to defer compensation may choose to allocate deferred amounts to either a hypothetical investment account (the “Investment Account”), or a hypothetical share account (the “Share Account”), which have been set up to credit such deferred payments. Such deferral elections are made under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan (the “Plan”).

Amounts allocated to the Investment Account are credited to a hypothetical money market account. Amounts allocated to the Share Account are converted into share units with each such unit representing the right to receive a share of MBIA common stock at the time or times distributions are made under the Plan. Dividends are paid as stock units each quarter if applicable. Distributions of amounts allocated to the Share Account are made in shares of common stock.

Directors’ restricted stock grants. In addition to the annual cash fees payable to Directors for 2018, the Company also granted Directors an award of time-based restricted stock in 2018 with a value of $100,000 at the time of grant. New Directors elected to the Board also receive a one-time grant of restricted stock with a value of $100,000 at the time of grant. The Directors’ restricted stock grants are awarded under the MBIA Inc. 2005 Omnibus Incentive Plan (the “Omnibus Plan”), which is a shareholder approved compensation plan.

The restricted stock granted in 2018 is subject to a one-year restricted period during which the shares are subject to forfeiture restrictions and restrictions on transferability. The restricted period applicable to a restricted stock award will lapse and the shares will become freely transferable prior to the first anniversary of the date of the restricted stock grant upon the earlier of: (i) the death or disability of a participating Director, (ii) a change of control in the Company as defined in the Omnibus Plan, (iii) the Company’s failure to nominate a participating Director for re-election, or (iv) the failure of the shareholders to elect a participating Director at any shareholders meeting. Unless otherwise approved by the Compensation Committee, if a participating Director leaves the Board for any reason other than the foregoing at any time prior to the first anniversary of the date of the restricted stock grant, the restricted stock will revert back to the Company. During the restricted period, a participating Director receives dividends, if applicable, with respect to, and may vote the restricted shares.

Directors’ total compensation components. Directors’ compensation for 2018 consisted of the following components. There was no change from 2017.

Directors’ total compensation components	2018

Board Annual Retainer	$75,000

Committee Chair Retainer	$25,000

Chairman Retainer	$125,000

Board & Committee Meeting Fee (per meeting)	$2,000

Special Telephonic Meeting Fee (per meeting)	$1,000

New Director Orientation Fee (per day)	$2,000

Annual Restricted Stock Grant	$100,000

New Director Restricted Stock Grant	$100,000

Directors’ total compensation for 2019. No change to Director compensation is expected for 2019.

Directors’ total compensation paid in 2018. The amounts shown below represent compensation paid and stock awarded in 2018 for each of the Directors. The Company does not provide perquisites to its Directors.

Name	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($) (4)	All Other Compensation ($) (5)	Total Compensation ($)

Francis Y. Chin (1)	111,000	100,003	0	211,003

Diane L. Dewbrey (2)	0	99,996	0	99,996

Steven J. Gilbert	134,000	100,003	6,668	240,671

Charles R. Rinehart	259,000	100,003	10,000	369,003

Theodore Shasta	136,000	100,003	35,000	271,003

Richard C. Vaughan	136,000	100,003	0	236,003

1	Mr. Chin’s compensation shown includes retainer and meeting fee amounts deferred in 2018 (see table below for deferred balances).

2	On November 13, 2018, the Board of Directors elected Ms. Dewbrey as a member of MBIA’s Board of Directors.

3	The amounts shown include the payment and deferral of Directors’ retainer and meeting fees.

4

The amounts shown represent the grant date value of the time-based restricted stock awards, computed in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

On May 14, 2018, Messrs. Chin, Gilbert, Rinehart, Shasta and Vaughan received a grant of 11,287 shares of restricted stock. On November 13, 2018, Ms. Dewbrey received a grant of 11,086 shares of restricted stock. See the section “Directors’ restricted stock grants” for award vesting provisions. The award amounts shown vary from the grant date target amount of $100,000 due to the rounding of fractional shares.

5

The amounts shown represent matching gift company contributions made by the MBIA Foundation. The MBIA Foundation matches charitable contributions on a 2:1 basis. The annual individual contribution limit of $20,000 can be matched 2:1 with up to $40,000 per calendar year in matching funds. All full-time employees and Directors are eligible to participate.

Directors’ deferred compensation balances and equity holdings as of December 31, 2018. As described under “Directors’ retainer and meeting fees” above, a Director may choose to allocate deferred amounts to either an Investment Account or a Share Account. The following table represents Directors’ account balances under the Investment and Share Accounts (deferred retainer and meeting fees) and restricted stock holdings as of December 31, 2018. Amounts shown for stock holdings are based on $8.92 per share, the closing fair market value of the shares on December 31, 2018.

Name	Investment Account Balance ($)	Share Account Balance (#)	Share Account Balance ($)	Restricted Stock Holdings (#)	Restricted Stock Holdings ($)	Total As of 12/31/18 ($)

Francis Y. Chin	100,600	10,900	97,231	11,287	100,680	298,511

Diane L. Dewbrey	-	-	-	11,086	98,887	98,887

Steven J. Gilbert	-	-	-	67,272	600,066	600,066

Charles R. Rinehart	-	-	-	76,331	680,873	680,873

Theodore Shasta	-	-	-	87,016	776,183	776,183

Richard C. Vaughan	-	-	-	76,331	680,873	680,873

Executive Officer Directors. Mr. Fallon received no compensation for his services as a Director during 2018.

Directors’ stock ownership guidelines. The Company has Director stock ownership guidelines to align Directors’ interests with those of our shareholders. Under these guidelines, within four years of first being elected, a Director is expected to own Company stock worth approximately five times their annual retainer. This includes shares of MBIA common stock held directly, common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan and restricted stock awarded to directors. Five out of our six Directors have met and exceeded the Company’s stock ownership guidelines for Directors. The remaining Director was appointed in 2018 and is on track to meet the ownership guidelines.

Audit Committee report

The Audit Committee is composed of six Independent Directors who are not employees or officers of the Company. In the business judgment of the Board, these Directors are free of any relationship that would interfere with their independent judgments as members of the Audit Committee.

This report of the Audit Committee covers the following topics:

1.	Respective roles of the Audit Committee, Company management and the Independent Registered Public Accounting Firm (“Independent Auditors”)

2.	2018 Activities

3.	Limitations of the Audit Committee

1. Respective roles of the Audit Committee, Company management and the Independent Auditors

We are appointed by the Board of Directors of the Company to monitor (i) the integrity of the financial statements of the Company and of other material financial disclosures made by the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditor, (iv) the Company’s compliance policies and procedures and its compliance with legal and regulatory requirements and (v) the performance of the Company’s operational risk management function which includes protecting the enterprise from cyber risk. We also recommend to the Board of Directors the selection of the Company’s outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the Company’s Internal Audit Department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

The independent auditors, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion with respect to the fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and the effectiveness of internal control over financial reporting.

2. 2018 Activities

In performing our oversight role for 2018, we have:

•	considered and discussed the audited financial statements for 2018 with management and the independent auditors;

•

discussed and reviewed all communication with the auditors, as required by PCAOB Auditing Standard No. 16, “Communications with Audit Committees” and SEC Rule 2-07, “Communication with Audit Committees.” We have received a letter from the independent auditors as required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.” In connection with this requirement, PwC has not provided to the Company any information technology consulting services relating to financial information systems design and implementation;

•	considered the other non-audit services by the Company’s independent auditors and concluded that such services were not incompatible with maintaining their independence;

•	reviewed and discussed with management and PwC the Company’s critical accounting policies, estimates and judgments;

•

reviewed the various matters and questions recommended by the PCAOB in its May 2015 publication, “Audit Committee Dialogue”, to ensure that we addressed with PwC those matters and questions relevant to the Company; and

•	performed other functions as set forth in the Audit Committee Charter (a copy of which can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link).

Based on the reviews and discussions we describe in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in the Audit Committee Charter, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

3. Limitations of the Audit Committee

As members of the Audit Committee, we are not employees of the Company nor are we professionally engaged in, nor experts in the practices of, auditing or accounting. Nor are we experts with respect to determining auditor independence. We rely on the information, representations, opinions, reports or statements, including financial statements and other financial data prepared or presented by officers or employees of the Company, its legal counsel, independent accountants or other persons with professional or expert competence. Therefore, we do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.” Furthermore, the Audit Committee has not conducted independent procedures to ensure that management has maintained appropriate accounting and financial reporting principles or internal controls designed to assure compliance with accounting standards and applicable laws and regulations.

Date: February 12, 2019

The Audit Committee

Mr. Theodore Shasta (Chair)

Mr. Francis Y. Chin

Ms. Diane L. Dewbrey

Mr. Steven J. Gilbert

Mr. Charles R. Rinehart

Mr. Richard C. Vaughan

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Discussion & Analysis

This section is organized as follows:

You will find that the following terms are used in this section and we note below the meanings in the interest of clarity.

Term	Meaning
Annual Incentive	Compensation that can be earned based on performance measured over a one-year period
Forfeit	Share awards that were given up at the end of the performance period
Long-Term Incentive(s)	Compensation that can be earned after a period of at least three-years based on either performance measured over that period (performance-based long-term incentive awards) or continued employment (time-based long-term incentive awards)
Lapse	Share awards that were not earned or paid due to the associated performance conditions not being achieved
MBIA	Equivalent to MBIA Inc., the parent and holding company in which you hold shares
MBIA Insurance	MBIA Insurance Corporation
National	National Public Finance Guarantee Corporation
Performance-based compensation	Compensation that is payable contingent on the achievement of associated performance conditions, annual incentive compensation and performance-based long-term incentive awards
Target Total Compensation	The aggregate value of base salary, target annual incentive and the target value of long-term incentive awards
Variable Compensation	Compensation that can change in value based on either the achievement of associated performance conditions, or the value of MBIA’s stock price

Letter from the Compensation and Governance Committee

On behalf of the Compensation & Governance Committee (the “Committee”), and the MBIA Board of Directors (the “Board”), I am pleased to introduce our Compensation Discussion & Analysis (“CD&A”). This section of our Proxy Statement provides insight into our executive compensation program, including the key decisions made during the year and the associated outcomes.

Highlights of the 2018 executive compensation program

At our 2018 Annual Meeting, our shareholders overwhelmingly voted in support of the compensation program of our Named Executive Officers (“NEOs”), by a margin of over 97%. Through this vote, shareholders acknowledged our efforts, over a two-year period, to make a series of significant changes to the structure of our executive compensation program. As a Committee, we were pleased to see shareholder recognition of these efforts, which had incorporated shareholder feedback and reflected our own developing views.

MBIA continues to be a company in transition, with a unique and significant role in the complex field of municipal finance, yet operating at a time of ceased new business initiatives and facing continuing uncertainty and challenges. Thus, throughout 2018, having completed that two-year period of change, the Committee continued to reflect on how best to manage compensation in light of MBIA’s operating challenges, and to maintain those aspects of our compensation program which had met with the widespread approval of our shareholders. The Committee deliberated over the optimal balance of, on the one hand, providing the financial inducement required to ensure the ongoing retention and motivation of the experienced leadership team through the Company’s current period of transition, and on the other, ensuring that its actions in that regard fully aligned the Company’s NEOs with the long term goals of the Company and its shareholders.

Accordingly, in November, the Committee and Board approved the award to NEOs of one-time, off-cycle restricted stock awards that will not vest until 2025, absent a change of circumstance described more fully in the November 9, 2018 Form 8-K filing announcing the award, and conditioned on the NEOs remaining with the Company during that time. The significant length of time prior to vesting provides sufficient motivation for long-term retention, provides no immediate or short-term economic benefit, and allows the Company adequate time by which to accomplish or achieve material progress towards all of its present, longer term strategic goals for the benefit of shareholders.

In summary, and as discussed in more detail throughout this CD&A, our executive compensation program today features the following shareholder-approved aspects, all of which are changes from that which existed two years ago:

Highlights of Program Changes 2016-2018

•  Measurement of compensation against a revised, smaller-sized company peer group to take account of MBIA’s current size and complexity, as well as reflecting shareholder expectations

-  Removed peers from prior group that are now significantly larger than MBIA, and set NEO compensation with reference to the 50th percentile market positioning against the revised compensation peer group

•  Increased reliance on performance-based components of NEO compensation following the introduction of performance-based share awards comprising on average 60% of our NEOs target compensation

•  New CEO (as of Sept. 2017) with a lower total direct annual compensation package than predecessor

•  Overall reduction in NEO target annual incentive compensation

•  Reduced discretion in Committee evaluation of NEO performance, and application of MBIA’s quantifiable strategic scorecard in determining NEO annual incentive awards

•  Scorecard used to determine annual incentive awards across the broader organization, meaning NEO compensation is based on the performance measures established for the larger employee population

•  Use of qualitative and quantitative performance metrics to balance short-term and long-term priorities, and discourage excessive risk-taking

These changes demonstrate our ongoing commitment to align our executive compensation program with shareholder expectations. Further, the one-time, long-vesting restricted stock award enhances the likelihood that our NEOs will remain with the Company on a long-term basis, and confirms our determination to deliver sustainable performance to shareholders by promoting continuity and stability, and to help the Company realize its strategic priorities.

As a Committee and a Company, we will continue to monitor feedback and engage with major shareholders in recognition of the value this input has into our decision-making process.

Pay and performance for 2018

Central to our revised executive compensation program is a mandate to objectively and demonstrably ensure the alignment of executive pay and company performance. This is evidenced by our significant use of performance-based pay, which aligns NEO compensation to long-term shareholder value creation and the accomplishment of MBIA’s strategic goals. If the annual performance measurements we approve for senior management are not met, the performance-based portions of their compensation, if paid at all, will fall below target.

As noted above, over the past two years, we formally introduced a performance-based share component to our long-term incentive program. Prior to that time, performance-based share awards had generally been made on an ad-hoc basis. By formalizing this program, we provide an on-going ability to more meaningfully adjust pay based on annual and longer-term performance. Additionally, we can better align our programs with the experience of our shareholders, while minimizing the potential need to consider ad-hoc awards.

Last year, taking pay-for-performance one step further, we also changed our approach to annual incentive awards. The

Committee limited its own discretion and determined to predicate NEO annual awards on the outcomes reflected in the MBIA scorecard of performance metrics, which are defined, measurable and/or objective, and discussed in more detail further in this CD&A. The performance measures are all derived from MBIA’s three-year tactical and strategic plan, thus providing incentives to enhance, and provide current rewards for, success in MBIA’s long-term strategic objectives.

In 2018, given the Company’s modest eclipsing of its collective performance goals, application of the performance-based approach to annual incentive awards resulted in an annual bonus award to NEOs at slightly greater than target, after 2017’s below-expectation performance had yielded annual NEO incentive awards significantly below target.

The performance-based share awards made to NEOs in 2017 are subject to performance conditions tied to our adjusted book value (“ABV”), leverage and MBIA’s value that is measured through absolute total shareholder return. For awards made in early 2018 and 2019, in respect of 2017 and 2018, respectively, performance will be based solely on absolute total shareholder return. Thus, we once again reinforce our commitment to rewarding our NEOs only when our shareholders also benefit.

As shown in the graph above, 76% of the CEO’s target total compensation for 2018 was variable, the majority of which is performance-based. These amounts exclude the one-time restricted stock grant, discussed separately above and below. For 2019, 76% of the CEO’s target total compensation and 73% of the other NEOs’ respective target total compensation will be variable.

2018 One-Time Restricted Stock Award

As noted above, in 2018, having successfully revised MBIA’s executive compensation program to more closely and objectively tie NEO compensation to company performance, the Committee considered it a principal responsibility to ensure that the senior management team was appropriately motivated to remain with the Company and drive shareholder value over the long term, as they navigate a particularly challenging operating environment. The Committee believes that each individual NEO is experienced and uniquely skilled, highly marketable, and, absent the proper incentives, might not remain with the

Company long enough to see it through this period of challenge and generate the returns for shareholders whose interests are the principal focus of the Board.

In particular, at present, the Company’s multi-billion dollar insurance portfolios are in run-off, and achieving successful outcomes on those credits in remediation, including Puerto Rico and its instrumentalities, are absolutely critical to maximizing shareholder value. The NEOs are each centrally involved in the Company’s goal to maximize value, bringing to bear their own individual and collective experiences, leadership, perspectives and efforts, as well as their significant institutional knowledge of the Company and the financial guarantee industry. The Committee believes that losing any of the NEOs could have an adverse impact on the Company’s multi-year strategy. As a consequence, following months of deliberation and consultation with its executive compensation advisors, the Committee approved the issuance of the one-time, off-cycle restricted stock award to NEOs.

Looking to the future

We are pleased that our shareholders have recognized and supported the changes made to our executive compensation program during the past two years, and we are determined to maintain the current performance-oriented structure. We believe the changes also demonstrate our commitment to being responsive to shareholder feedback, and we will continue to actively engage with our shareholders. These changes have placed an emphasis on aligning pay with performance, and maintain a means through which to attract, retain and motivate a committed senior leadership team as we continue to navigate challenging market conditions.

As noted, we do not anticipate major or structural changes to our programs in 2019. In keeping with the Company’s commitment to its employees and the community in which we operate, we have provided additional clarity in our annual performance goals confirming our ongoing focus on corporate culture, diversity, and human capital management. We continue to welcome shareholder feedback and will keep our programs, policies and practices subject to annual review.

On behalf of the Compensation & Governance Committee,

Steven J. Gilbert

Compensation & Governance Committee

Steven J. Gilbert, Chair

Francis Y. Chin

Diane L. Dewbrey

Charles R. Rinehart

Theodore E. Shasta

Richard C. Vaughan

Executive Officers

Following are our Named Executive Officers (“NEOs”) in 2018, who are listed in the Summary Compensation Table.

•	William C. Fallon, Chief Executive Officer

•	Anthony McKiernan, EVP and Chief Financial Officer

•	Jonathan C. Harris, General Counsel and Secretary

•	Adam T. Bergonzi, AVP and National’s Chief Risk Officer

•	Christopher H. Young, AVP and National’s Chief Financial Officer

•	Daniel M. Avitabile, AVP and MBIA Insurance’s President and Chief Risk Officer

Compensation Design

Our approach to compensation encompasses a number of components which, working in tandem, generate the solid executive compensation program we have in place as we head into 2019. As you will see in the sub-sections that follow, our compensation strategy is tied closely with our overall corporate strategies in a number of key ways, and those strategies are executed via policies and practices that best support shareholder interests.

Compensation Strategy

Our compensation program is designed to attract, retain and motivate a highly skilled team of senior executives whose collective performance will build sustainable shareholder value, align our senior executives’ interests with those of shareholders and avoid unnecessary or excessive risk.

We achieve these goals through a combination of fixed and variable compensation elements, with variable compensation contingent on successful performance in areas of critical strategic significance to MBIA and its shareholders, thus tying pay with MBIA’s performance.

Alignment with MBIA’s Corporate Strategies

To be successful in effectively tying pay to MBIA’s performance, it is critical that we align our compensation strategy with our overall corporate strategies.

MBIA is one of the largest operators in the financial guaranty insurance industry. Our primary business has been to provide financial guarantee insurance to the United States’ public finance markets through our indirect, wholly-owned subsidiary, National. National’s financial guarantee insurance policies provide investors with unconditional and irrevocable guarantees of the payment of the principal, interest or other amounts owing on insured obligations when due. MBIA has also provided financial guarantee insurance in the international and structured finance markets through its subsidiary, MBIA Insurance.

MBIA’s overarching focuses today are threefold:

•	ensuring adequate liquidity exists at the holding company to satisfy all outstanding obligations;

•	mitigating losses at National and MBIA Insurance while maximizing recoveries on paid insurance claims; and

•	ensuring that we continue to honor all policyholder claims.

In February 2018, consistent with these areas of focus, senior management proposed a draft scorecard of corporate metrics to the Board, against which MBIA’s performance in 2018 would be measured. The Board considered the proposal, participated in a discussion regarding it with management during the Board meeting, and ultimately approved the final scorecard. This scorecard identified several broad performance categories for the MBIA Inc. holding company, National, MBIA Insurance, and the collective enterprise, with sub-goals established to measure performance within each category. The Board uses the quantitative score generated by this scorecard as the basis for evaluating and approving NEO annual incentive awards.

The 2018 performance metrics represented in the 2018 scorecard include the following:

Performance Metric	Why it Matters
Adjusted Book Value	Targeting defined ABV goals provides a focus on the growth in the value of MBIA for our shareholders
National Insured Portfolio Management	Effectively managing National’s portfolio (including its exposures relating to Puerto Rico) is critical to the long-term safety of National policyholders and the economic value proposition for our shareholders
MBIA Inc. Liquidity	Optimizing liquidity at the holding company, by ensuring adequate resources exist to meet future obligations, and properly managing the strategic use of capital through share and/or debt buybacks, is of paramount importance to MBIA’s long-term financial health
Expense Management	Focusing on expense management ensures that MBIA is efficient in allocating resources where needed while complying with capital and liquidity requirements
MBIA Insurance Portfolio Management	Evaluating the effective management of the MBIA Insurance portfolio and remediation of troubled credits ensures that appropriate incentives exist for the benefit of policyholders and creditors
MBIA Insurance Balance Sheet Management	Ensuring that sufficient liquidity exists for any claim payments due is critical to protecting MBIA Insurance, its policyholders and creditors
People Management	In a challenging environment, remaining focused on attracting and retaining high potential employees and improving workforce diversity is important to ensure our ability to execute our other goals

Compensation Practices

As with all things, execution matters, and MBIA has adopted a number of policies and practices which we believe are in the best interests of our shareholders.

Best Practices and policies that we follow	Practices that we do not follow

•  Deliver the majority of target compensation in the form of variable pay

•  Tie variable pay to successful performance in areas of strategic significance

•  Assess performance both quantitatively and qualitatively to ensure appropriate outcomes

•  Cap the cash annual incentive opportunity

•  Use equity vehicles, and established stock ownership guidelines and stock retention requirements beyond retirement, to directly align NEO interests with those of shareholders

•  Phase the vesting of equity awards over 3 – 7 year periods

•  Operate a clawback policy

•  Apply double-trigger for change in control payments

•  Prohibit short sales, hedging or pledging of our stock

•  Engage an external independent advisor

•  Provide guaranteed bonuses

•  Encourage excessive risk

•  Provide excessive perquisites

•  Make decisions solely based on market data

•  Offer employment contracts

•  Grant back-dated or make-up incentive awards

Compensation Approach

The MBIA executive compensation program comprises three core elements: a base salary, annual cash incentive opportunity and long-term incentive opportunity, delivered in the form of MBIA stock.

The majority of compensation for our CEO and other NEOs is delivered in the form of performance-based compensation, the weighting of which has increased in recent years based on shareholder feedback. In 2018, 62% of the CEO’s target compensation and 59% of the other NEOs’ respective target compensation (on average) was performance-based. In February 2019 the Committee approved no changes in target total compensation for the CEO and other NEOs in respect of 2019.

Base salary reflects the salary set in respect of the relevant year; annual incentive reflects the target value of the award in respect of the year, paid within 2 months thereafter; time and performance-based long-term incentives reflect the target value of the award in respect of the year, granted within 2.5 months thereafter. CEO data reflects Mr. Fallon, and NEO data is the average for the other NEOs.

In addition to the compensation outlined on the following page, MBIA’s executives receive the same benefits as our general employee population. This includes participation in healthcare benefits, where MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance to bring the income replacement benefit to a level equivalent to 70% of base salary; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation. No perquisites are paid to current NEOs.

The table below describes each compensation element – as mentioned previously, no structural change to any element has been made for 2019:

Element and Purpose	Key Features	Performance Measures
Base Salary To compensate executives competitively for their roles at MBIA	• Fixed pay • Set with reference to peer group median • Level also takes account of scope of role and prior experience • Reviewed annually	• Not applicable
Annual Incentive Award To drive performance against annual strategic goals and reward appropriately

•  Variable pay delivered in cash

•  Value determined based on performance against pre-defined objectives

•  Target values set with reference to peer group median

•  Actual bonus can range from 0% to 200% of target

• Based on performance against the corporate scorecard of quantifiable objectives • Performance goals based on MBIA’s three-year tactical and strategic objectives

Long-Term Incentive Compensation

Performance-Based Shares

To drive performance against critical strategic imperatives that create sustainable long-term shareholder value, align senior leader interests with shareholders and reward appropriately

•  Variable pay delivered, if at all, in equity

•  Accounts for two-thirds of the total long-term compensation

•  Target values set with reference to peer group median

•  Target award value of 100% of base salary

•  Actual payout can range from 0% to 200% of target award

•  Earned shares vest in equal installments on the third, fourth and fifth anniversaries of the date of grant

•  Earned shares vest subject to continued employment and performance

•  Assessed against pre-established performance measures

•  Vesting of 2017 and 2018 awards made in early 2018 and 2019, respectively, are based solely on absolute total shareholder return

•  Performance is assessed at the end of the three-year performance period (December 31, 2020 for the March 2018 awards)

Time-Based Shares To provide a focus on sustainable long-term shareholder value creation, align senior leader interests with shareholders, reward appropriately and retain senior leaders

•  Variable pay delivered in equity

•  Accounts for one-third of the total long-term compensation

•  Target values set with reference to peer group median

•  Target award value of 50% of base salary

•  Shares vest in equal installments on the third, fourth and fifth anniversaries of date of grant

•  Awards vest subject to continued employment

• Continued employment

Compensation Governance

There are a number of factors that come together to ensure proper governance of MBIA’s compensation programs. This section will look at these in turn, discussing the importance and function of each.

Compensation Oversight

The Compensation and Governance Committee (the “Committee”) comprises MBIA’s six independent outside directors, each of whom was recruited to join MBIA on account of their expertise and seniority in a substantive area (such as municipal finance, banking, accounting and/or asset management) of relevance to MBIA’s core strategic agenda. During 2018, the Committee met five times in regular session and has overall responsibility for overseeing MBIA’s compensation programs, approving as a Committee and providing input and recommendations to the Board regarding our NEOs’ compensation.

The Committee receives information and support from management, and expert guidance from an independent committee advisor, both of which impact the ultimate recommendations the Committee makes to the Board.

Additional information on the Committee can be found on page 3 in the Board of Directors – corporate governance section.

Use of an Independent Advisor

Since 2009, the Committee has retained Willis Towers Watson as an advisor to provide independent advice on a range of compensation issues. This primarily involves assisting in analyzing the competitiveness of NEO and non-employee director compensation, reviewing incentive design, periodically assisting in reviewing the competitive peer group and other activities as directed by the Committee. The Committee uses Willis Towers Watson’s advice and insight to inform the eventual decision making process.

In assessing Willis Towers Watson’s independence, the Committee considered the six independence factors for compensation consultants listed in the NYSE listing requirements and determined that Willis Towers Watson did not have a conflict of interest.

Shareholder Engagement

MBIA takes shareholder outreach and feedback seriously, and senior management interacts regularly with our shareholders. Additionally, in recent years the Committee has promoted and, on occasion, participated directly in an extensive shareholder engagement program to ensure we are able to receive direct and constructive feedback to inform our thinking on NEO compensation and other issues of importance to shareholders. This feedback has had a meaningful impact on both our compensation philosophy and program design.

In 2018, led by our CEO and Head of Investor Relations, we engaged with shareholders representing in excess of 34% of our outstanding shares at November 15, 2018, either in person or by phone. Also, in 2018, our shareholders have reached out to us through written correspondence on issues important to them, including Board diversity, to which we have responded appropriately.

These calls and meetings provided an open forum to discuss those topics which were of most significance to our shareholders, which included but was not limited to executive compensation. After our substantial changes over the past two years,

2018 Shareholder Engagement

•  Engaged with shareholders accounting for over 34% of outstanding shares

•  Reviewed Glass Lewis and ISS reports

•  Feedback confirmed shareholder satisfaction with our executive compensation program, as reflected in the say-on-pay vote the feedback received regarding our executive compensation program was uniformly positive. Consequently, the Committee and the Board of Directors have not made any material program changes for 2019.

Looking to the future, MBIA is committed to maintaining ongoing dialogue with our major shareholders to ensure we remain fully aware of shareholder expectations and concerns.

The Annual Process

The Committee is responsible for reviewing the design, levels and outcomes under MBIA’s NEO compensation program, along with associated feedback from shareholders. It typically meets five times per year to execute upon the various procedural steps outlined below.

•  Review and assess prior year performance of CEO and leadership team

•  Recommend compensation to be paid to CEO and leadership team for the prior year

•  Review and approve CEO’s recommendations for aggregate level of compensation to be paid to all other employees for the prior year

•  Evaluate compensation policies and practices to determine whether either will create risks

•  Review and approve the overall compensation policy taking into consideration results of say-on-pay vote from prior year

•  Establish and recommend target compensation to be paid to CEO and leadership team for current year

•  Review and approve CEO goals and objectives for current year

•  Review and approve compensation disclosures in Proxy and Form 10-K

• Recommend committee and chair assignments for Board members • Discuss investor outreach and status of shareholder votes • Discuss shareholder advisory reports	• Perform peer group review • Receive regulatory update • Review the results of the say on pay vote

•  Oversee annual evaluation of the Board and Board Committees, including the Committee structure

•  Review Director performance

•  Review and approve Committee Charter

•  Review NEO compensation relative to market

•  Review Director compensation relative to market

•  Preview drafts of Proxy tables

•  Assess external advisor independence

Managing Compensation-Related Risks

Risk is a central part of MBIA’s business, and appropriately managing that risk is critical to our success. Our approach to risk management is evident in the very core of our business. Our values embrace integrity, through our Standard of Conduct, and underscore our commitment to performance excellence.

The Committee’s role relative to risk mitigation is to design and review our compensation programs to ensure that they do not encourage unnecessary, inappropriate or excessive risk-taking. The Committee’s role spans the structure of the programs themselves, including the weighting of the relative components of compensation, along with the targets attached to variable compensation opportunities. Each year, the Committee assesses MBIA’s compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on MBIA.

In conducting this assessment the Committee considered a range of areas, including:

•	The performance measures, and their relative balance, used within our incentive plans;

•	The attributes of MBIA’s compensation practices, such as pay mix and the range of potential minimum to maximum payouts; and

•	The design of MBIA’s broader compensation policies.

Based on its assessment for 2018, the Committee concluded that MBIA’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on MBIA, while providing adequate incentives to build sustainable long-term shareholder value.

There are a number of features of our executive compensation programs that demonstrate our strong commitment to appropriately mitigating compensation-related risk which are considered as part of this assessment, and we will look at each of these in turn.

Use of Discretion and Judgment. To discourage imprudent risk taking by our NEOs, when assessing outcomes under the annual incentive plan, the Committee takes account of performance against the established Company objectives, as well as a macro level view of performance and behaviors. This enables the Committee to assess not only MBIA’s accomplishments, but also how these accomplishments were achieved.

If needed, the Committee can use its discretion to adjust, up or down, annual incentive awards to take into account any unanticipated or extraordinary events, or broader performance that did not align with expectations or poor risk management.

In 2018, no discretion was exercised to adjust the outcome of the objective application of the Company scorecard to determine NEO annual incentive awards.

Clawback. In February 2013, MBIA adopted a Clawback Policy which covers all compensation paid or awarded after January 1, 2010. The policy is intended to promote ethical behavior and accountability with respect to the accuracy of financial reporting. The following table summarizes the key features of the policy:

Aspect	Features
Covered executives	• Any Named Executive Officer • All executives with the title ‘Managing Director’ or above, at the time of a restatement or any time during the three-year period preceding the restatement
Triggering event	• A material restatement of our GAAP financial statements which means that any compensation paid to a Covered Executive would have been lower
Compensation	• Any annual or long-term incentive, whether it is paid in cash or equity
Determining the value of a clawback

•  Amount determined at the Committee’s discretion

•  Takes into account the difference between the amount that was paid or granted and the amount that would have been paid or granted under the restated financial statements

Application	• At the Committee’s discretion • Incentive compensation must either be repaid or forfeited

This policy will be reviewed from time to time, to consider potential changes that may reflect evolving best practices, regulation, MBIA’s circumstances, or other relevant factors.

Stock Ownership Guidelines. MBIA has implemented stock ownership guidelines which were adopted to align senior management’s interests with those of our shareholders. Under these guidelines, certain senior employees are expected to own MBIA stock worth a value equal to a multiple of their base salary.

Role	Ownership Guideline (Multiple of Base Salary)
Chief Executive Officer	7x
Chief Financial Officer and other NEOs	3x

As of December 31, 2018, the Chief Executive Officer and Chief Financial Officer have already exceeded their ownership guidelines, with other NEOs making progress toward their guidelines in light of their respective appointment dates. In assessing achievement, stock owned directly and any stock held in retirement plans will be counted. Interests such as the value of unvested restricted stock or unvested stock options are not counted.

Stock Holding Periods. Once an NEO has achieved his or her ownership guideline, they are permitted to divest 25% of any excess above the guidelines during any 12-month period while the individual is still employed. Individuals are also permitted to sell stock for the purpose of settling taxes on long-term incentive awards. Notably, no current NEO has ever sold any MBIA stock other than as an offset to the taxes incurred when shares vested.

Upon retirement, individuals are permitted to sell one-third of his or her holdings immediately, one-third a year after termination and the final third two years after termination. This does not preclude any individual electing to maintain his or her holdings for a longer period of time.

Anti-Hedging Policy. MBIA’s Insider Trading Policy prohibits Directors, officers and employees from engaging in short sales or transactions involving puts, calls and other types of options in MBIA’s securities, including equity swaps and similar derivative transactions. The Insider Trading Policy also prohibits Directors, officers and employees from (i) engaging in hedging transactions, (ii) pledging MBIA securities as a collateral, or (iii) holding MBIA securities in a margin account, without the prior approval of such transactions by the MBIA Legal Department.

Compensation Peer Group

Another integral part of our compensation governance is the review of where MBIA’s compensation programs fall relative to what others are doing in the market. When reviewing our compensation programs, while keeping a keen focus on what is in MBIA’s and shareholders’ best interests, the Committee’s understanding of market practices to assess the competitiveness and appropriateness of compensation is an important consideration as well.

Principles for identifying compensation peers

•  Operate in similar or comparable industry segments: Property and Casualty Insurance, Reinsurance

•  Subject to similar legal or regulatory environments

•  Comparable in size and scope

•  Competitor for talent

One of the challenges for MBIA when establishing its peer group is the limited number of directly comparable organizations. Part of the Committee’s overall review of the Company’s executive compensation program over the past two years included identifying underlying principles for identifying peers (at left), and updating the parameters, which, in 2017, resulted in 12 companies being removed from the previous peer group and 15 companies being added. It is not necessarily the case that all the factors apply to every peer company. Ultimately, the Committee has applied judgement in arriving at the composition of the current group, which currently consists of 19 companies. This peer group has not changed from last year, other than to remove State National Companies, which was acquired.

2018 Compensation Peer Group

•  Ambac Financial

•  Argo Group International

•  Assured Guaranty

•  EMC Insurance Group

•  Employers Holdings

•  FedNat Holding Company (1)

•  Global Indemnity Limited

•  Greenlight Capital Re

•  HCI Group

•  James River Group Holdings

•  Kinsale Capital Group

•  MGIC Investment

•  ProAssurance Corp.

•  Protective Insurance Corporation (2)

•  RLI Corp.

•  Third Point Reinsurance

•  United Insurance Holdings

•  Universal Insurance Holdings

•  White Mountains Insurance

(1)	The company changed its name in 2018 from Federated National Holding Company to FedNat Holding Company.

(2)	The company changed its name in 2018 from Baldwin & Lyons to Protective Insurance Corporation.

We consider it important to evaluate ourselves against a robust peer group that is large enough to withstand potential changes to the composite companies. As of December 31, 2018, MBIA is ranked in the first quartile of the peer group from a revenue perspective and in the second quartile from a market capitalization perspective.

2018 Compensation Decisions and Outcomes

An Overview of Performance in 2018

Like 2017, 2018 was a challenging year for MBIA. Nevertheless, the Committee believes that the efforts of our senior team and broader employee base have positioned MBIA to deliver long-term value for its shareholders.

After 2017’s determination to shut down National’s new business efforts, and the Company’s subsequent right-sizing of the organization, which reduced the annual operating expense run rate by over $25 million to less than $75 million, the Company focused in 2018 on (i) ensuring that adequate liquidity exists at the holding company to satisfy all outstanding obligations, (ii) maximizing the economics of National’s existing insured portfolio through effective surveillance and remediation activity, and by managing its investment portfolio, and (iii) satisfying claims by MBIA Corp. policyholders, pursuing various actions focused on maximizing the collection of recoveries for its senior lending and surplus note holders, and then its preferred stock holders, and reducing and mitigating potential losses on its insurance exposures. These efforts coalesced around the Company’s continuing effort to remediate its troubled Puerto Rico credits. The Company achieved a significant success in this regard in 2018 when it, along with other parties, reached a comprehensive settlement with the Oversight Board responsible for managing Puerto Rico’s bankruptcy-like (Title III of PROMESA) restructuring processes, concerning the debt of COFINA, and in February of this year, when the Court overseeing the Title III process approved the settlement and entered an order confirming the Third Amended Title III Plan of Adjustment for COFINA. Under the terms of the Plan, National (as insurer of senior COFINA bonds in excess of $1.2 billion as of 12/31/18) received its pro rata allocation of new securities and cash equal in value to a recovery of approximately 93% of its pre-petition claims prior to accounting for any commutations and the receipt of certain other transaction fees. In total, COFINA exposure accounts for approximately 30% of total par (on an accreted basis) and 52% of total debt service to Puerto Rico.

The market recognized the successes achieved by the Company in 2018, driving up our stock price by almost 22% in a year when the S&P Financials Index was down over 13% and the broader S&P Index was down over 4%.

When these developments and others, including achieving several liquidity initiatives at the holding company and at MBIA Insurance Corp., were measured against the Company’s annual performance scorecard, as discussed further below, performance for the period ended December 31, 2018 resulted in annual incentive awards at 107% of target.

The compensation of our NEOs in 2018 is explained in the following sections and in the Summary Compensation Table that follows.

Base Salary

Base salaries are generally set based on the job content of each position, informed by salary data for comparable positions within our compensation peer group. From time to time, adjustments are also made based on the executive’s experience, performance and potential. The Committee generally targets base salaries for the NEOs around the market median for executives in similar positions within the compensation peer group.

Named Executive Officer	2017 Base Salary	2018 Base Salary	Increase on 2017

William C. Fallon	$900,000	$900,000	0%

Anthony McKiernan	$500,000	$500,000	0%

Adam T. Bergonzi	$400,000	$450,000	13%

Jonathan C. Harris	$325,000	$350,000	8%

Christopher H. Young	$325,000	$325,000	0%

Daniel M. Avitabile	$325,000	$325,000	0%

The Committee has determined to make no changes to base salaries for the NEOs with respect to 2019.

2018 Annual Incentive

The annual incentive is a performance bonus, paid in cash, which is designed to compensate NEOs for progress against MBIA’s shorter-term tactical and strategic objectives.

Annual Incentive Awards for 2018 Performance

The 2018 annual incentive for NEOs, as well as other associates at MBIA more broadly, is based on a scorecard of performance in four key areas: performance in our two operating subsidiaries, National and MBIA Insurance; performance at the corporate holding company level; and enterprise-wide performance. The objectives in each of these areas, along with the underlying performance targets, align to MBIA’s shorter-term tactical and strategic plan, providing direct alignment to our business strategy.

The table below details the bonus scorecard for 2018, including the four areas and underlying performance objectives. Each area and goal had an associated weighting which was used to determine the overall score under the plan, and the chart below reflects the performance level assigned to each goal. The goals have been identified as strategic priorities, and are appropriate for inclusion in the annual incentive plan as they focus on areas that are of critical importance to the value proposition of shareholders, and on which senior leaders can take action today.

2018 Annual Incentive Scorecard

	Below Target	Target	Above Target	Overall % of Target
National				100%
Insured Portfolio Management		•
MBIA Insurance Corporation				120%
Financial: Liquidity			•
Insured Portfolio Management			•
Corporate Segment				150%
MBIA Inc. Liquidity			•
Enterprise Objectives				86%
ABV	•
Expense Management: Consolidated Operating Expenses			•
People Management		•
Overall Formulaic Outcome				107%

Excluding Expense Management, which was achieved above expectations, performance highlights in each of the four areas were as follows:

National	MBIA Insurance Corporation

•  Significant remediation efforts on Puerto Rico credits, with a majority of outcomes still to be determined. Focus included advocacy in federal courts and negotiation with relevant stakeholders

•  Achieved court approval of comprehensive settlement with Oversight Board on COFINA restructuring, under which National has received approximately 93% of its total pre-petition claims (before accounting for commutations and certain transaction fees) relating to its COFINA exposure, which accounted for approximately 52% of total debt service to Puerto Rico

•  Significant liquidity initiatives executed during year, enabling a prepay of senior creditor notes

•  Executed a settlement agreement aimed at enhancing recovery of Zohar payments, and accomplished appointment of an Independent Director and CRO to oversee implementation

•  Active in executing remediation strategies which helped avoid additional multi-million dollar losses on insured structured finance and international credits

Corporate Segment	Enterprise Objectives
• Liquidity initiatives led to a position of significant excess to target, enhancing Company ability to satisfy obligations during strategic plan period	• Realized multi-million dollar reduction in adjusted operating expenses • ABV generated a score below target in a challenging year featuring losses at National on Puerto Rico insured credits

In 2018, target bonus opportunities for the NEOs were as follows. The maximum bonus opportunity is capped at two-times the target opportunity. Company performance resulted in a final annual incentive outcome of 107% of target, which equated to the following annual incentive awards in respect of 2018 performance for our NEOs:

Named Executive Officer	2018 Bonus Target % (of Base Salary)	2018 Bonus Target	2018 Actual Bonus Paid	2018 Bonus Paid as a % of Target

William C. Fallon	133%	$1,200,000	$1,284,000	107%

Anthony McKiernan	120%	$600,000	$642,000	107%

Adam T. Bergonzi	120%	$540,000	$577,800	107%

Jonathan C. Harris	109%	$380,000	$406,600	107%

Christopher H. Young	108%	$350,000	$374,500	107%

Daniel M. Avitabile	108%	$350,000	$374,500	107%

The Committee has determined to make no changes to the bonus target values for the NEOs for 2019.

2018 Long-Term Incentive Awards

In response to feedback from our shareholders, since March 2017 long-term incentive awards to NEOs are made in the form of a combination of performance-based and time-based share awards. This combination provides immediate alignment to shareholder value creation and long-term shareholder interests, as well as a focus on the strategic drivers of MBIA’s long-term performance.

For 2018, our NEOs’ long-term incentive awards feature the same ratio of performance-based to time-based shares as has been applied since 2017, as shown below.

Any shares that are earned will vest in equal installments on the third, fourth, and fifth anniversary of the grant date:

Performance-Based Award	Time-Based Award

Grant made March 2018	Grant made March 2018

Performance assessed at December 31, 2020
1/3rd earned shares vest March 2021	1/3rd vests March 2021
1/3rd earned shares vest March 2022	1/3rd vests March 2022
1/3rd earned shares vest March 2023	1/3rd vests March 2023

The same vesting approach will apply to awards made in March 2019.

2018 Performance-Based Share Awards.

Performance-based share awards are made in the form of MBIA equity. Long-term incentive awards made in March 2018 (for the 2017 performance year) to each of the NEOs, comprised a combination of performance-based shares and time-based shares. The aggregate annual target value of the long-term incentive awards for each NEO was 150% of base salary, with two-thirds of the award (100% of base salary) being in the form of performance-based shares and one-third (50% of base salary) in the form of time-based shares, except for Mr. Fallon, whose target percentage was raised to 175% (pro-rata increased between performance and time-based shares) of base salary upon becoming CEO in September 2017. This mix continues to align NEOs with delivering sustainable shareholder value creation, while linking pay to MBIA performance.

Vesting of the performance-based shares is based on performance against company value, which provides direct alignment with the shareholder experience of value creation, assessed via absolute total shareholder return (TSR) over a three year period ending on December 31, 2020.

The table below sets out the associated performance requirements for TSR for awards made in March 2018, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

		Percentage of shares earned at the end of the three-year performance period (December 31, 2020)
	12/31/2017	0%	25%	50%	75%	100%	125%	150%	175%	200%
TSR	0.0%	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%
Stock Price	$7.32	$7.32	$7.78	$8.23	$8.72	$9.22	$9.74	$10.28	$10.84	$11.43

TSR is the change in the value of the common stock over the three year period, taking into account both stock price appreciation and the reinvestment of dividends if applicable. TSR will be calculated on a compound annualized basis over the three year period. The beginning stock price is the closing share price as of December 31, 2017. The ending stock price will be the average stock price over the 60 trading days preceding and including the last day of the performance period if the Company pays no dividends, or if dividends are paid, the closing share price on December 31, 2020. Straight-line interpolation will apply to performance levels between the TSR values. Stock price values are shown in the table above for reference.

The following performance-based share awards were made with these conditions to NEOs in March 2018:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2017 Base Salary)	Number of Shares Awarded

William C. Fallon	$890,667	105%	79,637

Anthony McKiernan	$500,000	100%	44,707

Adam T. Bergonzi	$400,000	100%	35,765

Jonathan C. Harris	$325,000	100%	29,059

Christopher H. Young	$325,000	100%	29,059

Daniel Avitabile	$325,000	100%	29,059

The performance period for these awards will conclude on December 31, 2020, with the vesting of any shares that have been earned taking place equally on the third, fourth and fifth anniversary of the date of grant.

2018 Time-Based Share Awards. Time-based share awards are made in the form of MBIA equity and will vest in equal installments on the third, fourth and fifth anniversaries of the date of grant. The following time-based share awards were made to NEOs during 2018:

Named Executive Officer	Target Award Value ($)	Target Award Value (% of 2017 Base Salary)	Number of Shares Awarded

William C. Fallon	$445,333	53%	51,904

Anthony McKiernan	$250,000	50%	29,138

Adam T. Bergonzi	$200,000	50%	23,310

Jonathan C. Harris	$162,500	50%	18,939

Christopher H. Young	$162,500	50%	18,939

Daniel Avitabile	$162,500	50%	18,939

2018 One-Time Restricted Stock Retention Award

As discussed in the Letter from the Committee which opened this CD&A, throughout 2018 the Committee gave significant consideration to ensuring that the Company’s senior management team was appropriately motivated to remain with the Company and drive shareholder value over the long term. The Company’s current period of challenge, coupled with the NEOs’ significant institutional experience, skill, and marketability, led the Committee to conclude that absent the proper incentives, the Company might lose the services of one or more NEOs, impairing the Company’s efforts to generate long-term returns for shareholders.

Accordingly, in November 2018, following lengthy deliberation and consultation with its independent executive compensation advisor, the Committee approved the issuance of one-time, off-cycle restricted stock awards to NEOs, as discussed above and in amounts set forth in the chart below. The awards are in the form of restricted stock, and are not intended to vest until 2025, ensuring that no NEO receives any short-term benefit from the award. Details and other considerations concerning the terms of the awards can be found in the Form 8-K filed by the Company on November 9, 2018.

Name	Title	Total Number of Shares at Grant	Total Value of Shares at Grant

William C. Fallon	Chief Executive Officer	1,000,000	$10,060,000

Anthony McKiernan	Chief Financial Officer	500,000	$5,030,000

Adam T. Bergonzi	AVP and National’s Chief Risk Officer	500,000	$5,030,000

Jonathan C. Harris	General Counsel and Secretary	333,333	$3,353,330

Christopher H. Young	AVP and National’s Chief Financial Officer	333,333	$3,353,330

Daniel M. Avitabile	AVP and MBIA Insurance’s President and Chief Risk Officer	333,333	$3,353,330

2019 Long-Term Incentive Awards

Long-term incentive awards made to each of the NEOs in early 2019 (for the 2018 performance year), again comprised a combination of performance-based shares and time-based shares. The aggregate annual target value of the long-term incentive awards for our CEO is 175% of base salary and, for our other NEOs, 150% of base salary, in all cases with two-thirds of the award being in the form of performance-based shares and one-third in the form of time-based shares. This mix continues to align NEOs with delivering sustainable shareholder value creation, while linking pay to MBIA performance.

The vesting of the March 2019 performance-based share awards will be contingent on TSR over the three years ending on December 31, 2021.

The table below sets out the associated performance requirements for stock price and TSR for awards made in 2019, along with the corresponding percentage of shares that can be earned, ranging from 0% to 200% of the target award.

		Percentage of shares earned at the end of the three-year performance period (December 31, 2021)
	12/31/2018	0%	25%	50%	75%	100%	125%	150%	175%	200%
TSR	0.0%	0.0%	2.0%	4.0%	6.0%	8.0%	10.0%	12.0%	14.0%	16.0%
Stock Price	$8.92	$8.92	$9.47	$10.03	$10.62	$11.24	$11.87	$12.53	$13.22	$13.92

Consistent with the definitions used for the March 2018 awards, TSR performance will be assessed based on the compound annual return to shareholders over the three year performance period. Straight-line interpolation will apply to performance levels between the TSR values. Stock price values are shown in the table above for reference.

In 2019, for the long-term incentive awards, there will be no changes to the vesting terms associated with the performance-based share awards.

Other Elements of Compensation

In addition to the three core elements of compensation (base salary, annual cash incentive and long-term incentives in the form of time- and performance-based restricted stock), MBIA also provides other forms of indirect compensation which are summarized below.

Perquisites. MBIA does not provide any perquisites to current NEOs or any perquisites in connection with any severance or retirement agreements.

Benefits. MBIA’s NEOs receive the same benefits as our general employee population. This includes participation in the healthcare program, whereby MBIA shares in the cost of employee health insurance coverage; supplemental disability insurance to bring the income replacement benefit to a level equivalent to 70% of base salary; and contributions to defined contribution retirement programs based on a stated percentage of the employee’s compensation.

Retirement Programs. As noted above, NEOs receive contributions to defined contribution retirement programs based on a stated percentage of their respective compensation amounts. Our retirement program includes two qualified defined contribution plans as well as a non-qualified retirement plan. We do not maintain any defined benefit retirement plans.

Under the qualified retirement plans, all employees, including our NEOs, receive the same Company contribution percentages, which include (subject to IRS limitations):

a)	A money-purchase pension plan whereby the Company contributes each year an amount equal to 10% of earned salary and annual bonus and

b)

A 401(k) plan whereby plan participants can contribute up to 25% of earned salary and annual bonus on a pre-tax and/or Roth after-tax basis, with the Company matching participants’ contributions up to 5% of earned salary and annual bonus.

The Company’s non-qualified deferred compensation and excess benefit retirement plan provides participants with benefits that are in excess of those amounts that can be provided within the qualified plans or that otherwise do not meet IRS requirements. Participant contributions to this plan are tax deferred until the time of distribution. The Company gives executives the benefit of this non-qualified plan because we believe that all eligible employees should receive proportionate contributions to their pension and retirement plans.

For compensation awarded for the 2018 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million.

Change In Control, Termination and Retirement Arrangements. In 2006, the Committee adopted a Key Employee Employment Protection Plan (the “KEEP Plan”), the purpose of which is to assure the Company of the services of key executives during a change in ownership or control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. Mr. Fallon is covered under the KEEP Plan. The Company does not intend to cover any other executives under the KEEP Plan in the future.

In addition to the KEEP Plan, the Company’s compensation and benefit plans provide certain compensation payments and benefits due to retirement and under various other termination events, which are described under “Executive compensation tables – Potential payments upon termination or change in control as of December 31, 2018.”

Additional Information

Tax and Accounting Considerations

Our plans have generally been designed so that amounts paid under the plans are deductible for Federal income tax purposes, despite the limits imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), including by qualifying the compensation payable under such plans as “performance-based compensation” within the meaning of Section 162(m) of the Code or by paying compensation that does not materially exceed the $1 million annual cap imposed by Section 162(m) of the Code. Although we believe that tax deductibility is an important factor in making compensation decisions, we reserve the right to pay amounts that are not deductible in specific circumstances. Where relevant, we have also designed our plans and programs to comply with, or to be exempt from the application of, Section 409A of the Code.

The Committee has considered the impact of the tax reform changes on our compensation programs, and will continue to do so during the course of 2019, as part of its annual review of compensation effectiveness.

CEO Pay Ratio

As is permitted under the SEC rules, to determine our median employee we used 2018 total cash compensation as our consistently applied compensation measure, which we calculated as the sum of salary paid in 2018 and cash incentive bonus paid for 2018 performance. Excluding our CEO, we examined a total of 95 employees as of the determination date of December 31, 2018 whether employed on a full-time or part-time basis.

We believe the use of total cash compensation for all employees is a consistently applied compensation measure. After identifying the median employee based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2018 Summary Compensation Table in this proxy statement.

For 2018, the annual total compensation of our median employee, the annual total compensation of our CEO (pursuant to the methodology described above) and the resulting pay ratio are shown in the table below. The annual total compensation for our CEO and resulting pay ratio are shown with and without the one-time restricted stock award granted to our CEO in 2018.

	Annual Total Compensation Including One-time Restricted Stock Award	Annual Total Compensation Excluding One-time Restricted Stock Award

CEO Annual Total Compensation	$13,855,479	$3,795,479

Median Employee Annual Total Compensation	$240,363	$240,363

CEO Pay Ratio	58:1	16:1

Compensation and Governance Committee report

The Compensation and Governance Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) set forth above and has discussed the disclosures contained therein with key members of the Company’s management team including the Chief Executive Officer. Based on our knowledge of the Company’s compensation program, we believe that the CD&A fairly and accurately discloses the practices, policies and objectives of the Company with respect to executive compensation for the year 2018. Based upon this review and discussion, we have recommended to the Company’s Board of Directors that the CD&A as presented to us be included in this proxy statement and in the Company’s Form 10-K filing with the Securities and Exchange Commission.

Date: February 22, 2019

The Compensation and Governance Committee

Mr. Steven J. Gilbert, Chair

Mr. Francis Y. Chin

Ms. Diane L. Dewbrey

Mr. Theodore Shasta

Mr. Charles R. Rinehart

Mr. Richard C. Vaughan

Executive compensation tables

MBIA Inc.

Summary compensation table for 2018

Name & principal position (a)	Year (b)	Salary (c)	Stock Awards (d) (2)	Non-equity incentive plan compensation (e) (3)	All other compensation (f) (4)	Total compensation (g)

William C. Fallon	2018	900,000	11,396,000	1,284,000	275,479	13,855,479

Chief Executive Officer	2017	847,163	1,237,500	770,250	237,233	3,092,146

	2016	812,500	750,000	1,072,500	216,875	2,851,875

Anthony McKiernan	2018	500,000	5,780,000	642,000	163,400	7,085,400

Chief Financial Officer	2017	500,000	750,000	468,000	147,500	1,865,500

	2016	500,000	600,000	650,000	142,500	1,892,500

Adam T. Bergonzi (1)	2018	441,667	5,630,000	577,800	122,883	6,772,350

AVP and National’s Chief Risk Officer	2017	390,000	122,400	312,000	122,800	947,200

Jonathan C. Harris (1)	2018	345,833	3,840,830	406,600	81,167	4,674,430

General Counsel and Secretary	2017	320,833	400,000	273,000	75,737	1,069,570

Christopher H. Young (1)	2018	325,000	3,840,830	374,500	98,633	4,638,963

AVP and National’s Chief Financial Officer	2017	318,833	97,920	273,000	100,017	789,770

Daniel M. Avitabile (1)	2018	325,000	3,840,830	374,500	93,550	4,633,880

AVP and MBIA Insurance’s President and Chief	2017	317,500	125,000	273,000	89,242	804,742

Risk Officer

1	Messrs. Bergonzi, Harris, Young and Avitabile were appointed executive officers of the Company in 2017, as reported in last year’s proxy.

2

The amounts shown represent the aggregate grant date value of restricted stock awards that were granted to each of the NEOs in March and November 2018, computed in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718.

On March 6, 2018, the Board approved the grant date target value of restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan with the target value equal to 175% of our CEO’s and 150% of the other NEO’s respective base salaries in 2017. However, Mr. Fallon’s actual award for 2017, which was 158% of his earned base salary reflects a pro-rata amount taking into consideration his salary increase upon becoming CEO was effective September 2017. The award comprised of a combination of time- and performance-based restricted shares, with one-third in the form of time-based restricted stock and two-thirds of the award being in the form of performance-based restricted stock as determined by the grant date value.

On November 8, 2018, the Board approved the grant of special one-time restricted stock awards to each of the NEOs, made under the MBIA Inc. 2005 Omnibus Incentive Plan. The award was approved as a number of time-based restricted shares for each of the NEOs with the grant date value determined by the number of time-based shares awarded multiplied by the closing stock price on the date of grant,

The actual amount realized by the NEOs, if any, of time-based restricted stock will depend upon the value of our stock on the vesting dates. The actual amount realized by the NEOs, if any, of performance-based restricted stock will depend upon shares earned based on performance relative to the performance conditions set forth in the award and the value of our stock on the vesting dates.

For a description of the stock valuations, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. See the CD&A and the “Grants of plan-based awards in 2018” table for an explanation and further details of the awards.

3	The amounts shown represent cash performance bonuses paid in March 2019 for the 2018 performance year. See the CD&A for an explanation of the 2018 bonus awards.

4	All other compensation for each NEO includes the following (see table below). There were no other perquisites paid on behalf of the NEOs in 2018.

Name	Company contributions made to the pension and 401k retirement plans in 2018 ($)	Company contributions made to the non-qualified retirement plan in 2018 ($)	All other compensation ($)
William C. Fallon	38,000	237,479	275,479
Anthony McKiernan	33,000	130,400	163,400
Adam T. Bergonzi	40,750	82,133	122,883
Jonathan C. Harris	36,396	44,771	81,167
Christopher H. Young	36,250	62,383	98,633
Daniel M. Avitabile	36,250	57,300	93,550

MBIA Inc.

Grants of plan-based awards in 2018

	Grant date (b)	Estimated future payouts under non-equity incentive plan awards			Estimated payouts under equity plan awards (3)			All other stock awards: number of shares/ units (#) (i) (4)	Grant date fair value of stock awards ($) (j) (5)
Name (a)		Thresh- old ($) (c)	Target ($) (d) (1)	Maximum ($) (e) (2)	Thresh- old (#) (f)	Target (#) (g)	Maximum (#) (h)

William C. Fallon	-	-	1,200,000	2,400,000	-	-	-	-	-

	Mar 6, 2018	-	-	-	-	79,637	159,274	-	890,667

	Mar 6, 2018	-	-	-	-	-	-	51,904	445,333

	Nov 8, 2018	-	-	-	-	-	-	1,000,000	10,060,0000
Anthony McKiernan	-	-	600,000	1,200,000	-	-	-	-	-

	Mar 6, 2018	-	-	-	-	44,707	89,414	-	500,000

	Mar 6, 2018	-	-	-	-	-	-	29,138	250,000

	Nov 8, 2018	-	-	-	-	-	-	500,000	5,030,000
Adam T. Bergonzi	-	-	540,000	1,080,000	-	-	-	-	-

	Mar 6, 2018	-	-	-	-	35,765	71.530	-	400,000

	Mar 6, 2018	-	-	-	-	-	-	23,310	200,000

	Nov 8, 2018	-	-	-	-	-	-	500,000	5,030,000
Jonathan C. Harris	-	-	380,000	760,000	-	-	-	-	-

	Mar 6, 2018	-	-	-	-	29,059	58,118	-	325,000

	Mar 6, 2018	-	-	-	-	-	-	18,939	162,500

	Nov 8, 2018	-	-	-	-	-	-	333,333	3,353,330
Christopher H. Young	-	-	350,000	700,000	-	-	-	-	-

	Mar 6, 2018	-	-	-	-	29,059	58,118	-	325,000

	Mar 6, 2018	-	-	-	-	-	-	18,939	162,500

	Nov 8, 2018	-	-	-	-	-	-	333,333	3,353,330
Daniel M. Avitabile	-	-	350,000	700,000	-	-	-	-	-

	Mar 6, 2018	-	-	-	-	29,059	58,118	-	325,000

	Mar 6, 2018	-	-	-	-	-	-	18,939	162,500

	Nov 8, 2018	-	-	-	-	-	-	333,333	3,353,330

1

The amounts shown represent the 2018 cash performance bonus target opportunity for each of the NEOs, and do not reflect the actual payment of any bonus to the NEOs for 2018. The actual bonuses paid for 2018 are reflected in the “Summary compensation table for 2018” under column (e).

2

The amounts shown represent 2018 cash performance bonus maximum opportunity for each of the NEOs as determined by the achievement of Company objectives set forth at the beginning of the year and individual performance. The maximum bonus opportunity represents 200% of target.

3

On March 6, 2018, the Board approved the grant date target value of restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan with the target value equal to 175% of our CEO’s and 150% of the other NEO’s respective base salaries in 2017. However, Mr. Fallon’s actual award for 2017 which was 158% of his earned base salary, reflects a pro-rata amount taking into consideration his salary increase upon becoming CEO was effective September 2017. The award consisted of a combination of time- and performance-based restricted shares, with one-third in the form of time-based restricted stock (described in footnote 4) and two-thirds of the award being in the form of performance-based restricted stock (described below) as determined by the grant date value. The number of time-based shares awarded was the grant date value divided by the closing stock price on the date of grant. The number of performance-based shares awarded was the grant date value, assuming target performance, divided by the market value per share determined using a binomial lattice model in accordance with accounting guidance for share based awards that contain market performance conditions.

The performance-based share portion of the award was awarded at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on absolute TSR over the three-year performance period starting on December 31, 2017 and ending on December 31, 2020. The beginning stock price is the closing share price on December 31, 2017. The ending stock price will be the average stock price over the 60 trading days preceding and including the last day of the performance period if the Company pays no dividends, or if dividends are paid, the closing share price on December 31, 2020. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Straight-line interpolation will apply to performance levels between the TSR values. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date;

provided, the NEO is continuously employed on the vesting date and does not breach the restrictive covenants prior to the applicable vesting date. Post-employment restrictive covenants may include a non-compete and/or non-solicitation covenant.

Notwithstanding the vesting provisions noted above, earned performance shares will become vested upon a change in control or in the event of the NEO’s death or disability vesting will occur at the end of the performance period. Upon the NEO’s retirement or the company’s termination of the NEO’s employment without cause, performance shares will be earned at the end of the performance period and shall remain outstanding and vest on the award’s vesting dates, subject to the restrictive covenants. Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

For reference, if the maximum level of company performance is achieved resulting in 200% of the target being issued, the grant date values of the performance-based shares would be: Mr. Fallon $1,781,334, Mr. McKiernan $1,000,000, Mr. Bergonzi $800,000, Mr. Harris $650,000, Mr. Young $650,000 and Mr. Avitabile $650,000.

4

In connection with the March 6, 2018 restricted stock awards noted in footnote 3, the time-based shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the certain vesting conditions as noted in footnote 3. Upon a change in control, the NEO’s death or disability, or the company’s termination of the NEO’s employment without cause; time-based shares will immediately vest. Upon the NEO’s retirement, shares will remain outstanding, subject to the restrictive covenants as noted in footnote 3, and shall vest on the award’s vesting dates.

On November 8, 2018, the Board approved the grant of special one-time restricted stock awards to each of the NEOs, made under the MBIA Inc. 2005 Omnibus Incentive Plan. The award was approved as a number of time-based restricted shares for each NEO with the grant date value determined by the number of time-based shares awarded multiplied by the closing stock price on the date of grant, which was $10.06. Under the terms of the awards, the restricted stock will cliff vest on March 3, 2025 (the “Vesting Date”), provided the NEO remains continuously employed by the Company through such date. However, if, prior to the Vesting Date, the NEO experiences a “qualifying termination”, then the awarded restricted stock will vest at such time. A “qualifying termination” means a termination of a NEO’s employment (a) due to his death or disability, (b) by the Company, or its successor in the event of a change of control, without cause, or (c) with the approval of the Board or the board of directors of the Company’s successor in the event of a change of control. Any shares that have not vested as of the Vesting Date will be forfeited. Such forfeiture will occur, for example, upon an Executive’s voluntary resignation or retirement (other than in connection with a “qualifying termination”), or the Company’s termination of the Executive’s employment for cause. See the CD&A for an explanation of the award.

5

The amounts shown represent the grant date value of the restricted shares. The values shown are in accordance with Financial Accounting Standards Board (“FASB”) Topic Accounting Standards Codification (“ASC”) 718. For a description of the stock valuation, see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

MBIA Inc.

Outstanding equity awards as of December 31, 2018

Name (a)	Number of shares or units of stock that have not vested (#) (b)	Market value of shares or units of stock that have not vested ($) (c) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (d)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (e)

William C. Fallon	88,863(2)	792,658	-	-

	43,058(3)	384,077	-	-

	-	-	86,926(4)	0

	51,904(5)	462,984	-	-

	-	-	159,274(6)	1,420,724(6)
	1,000,000(7)	8,920,000	-	-

Anthony McKiernan	71,091(2)	634,132	-	-

	26,096(3)	232,776	-	-

	-	-	52,681(4)	0

	29,138(5)	259,911	-	-

	-	-	89,414(6)	797,573(6)
	500,000(7)	4,460,000	-	-

Adam T. Bergonzi	2,722(8)	24,280	-	-

	8,708(9)	77,675	-	-

	20,427(2)	182,209	-	-

	12,777(10)	113,971	-	-

	-	-	71,530(6)	638,048(6)

	23,310(5)	207,925	-	-
	500,000(7)	4,460,000	-	-

Jonathan C. Harris	2,177(8)	19,419	-	-

	6,967(9)	62,146	-	-

	14,811(2)	132,114	-	-

	41,754(10)	372,446	-	-

	18,939(5)	168,936	-	-

	-	-	58,118(6)	518,413(6)
	333,333(7)	2,973,330	-	-

Christopher H. Young	2,177(8)	19,419	-	-

	6,967(9)	62,146	-	-

	11,602(2)	103,490	-	-

	10,221(10)	91,171	-	-

	18,939(5)	168,936	-	-

	-	-	58,118(6)	518,413(6)
	333,333(7)	2,973,330	-	-

Daniel M. Avitabile	1,930(8)	17,216	-	-

	6,175(9)	55,081	-	-

	14,811(2)	132,114	-	-

	13,048(10)	116,388	-	-

	18,939(5)	168,936	-	-

	-	-	58,118(6)	518,413(6)
	333,333(7)	2,973,330	-	-

1	The amounts shown represent time-based restricted stock and are equal to the number of shares awarded multiplied by $8.92 per share, the closing market value of the shares on December 31, 2018.

2

The time-based restricted stock shown was granted on March 3, 2016 and will vest in equal installments on each of the third, fourth and fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

3

On March 6, 2017, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock (described below) and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 4) as determined by the grant date value.

The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

4

In connection with the March 6, 2017 restricted stock awards noted in footnote 3, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The overall performance score will be based on the achievement of the following three equally weighted performance measures over the three-year performance period starting on December 31, 2016 and ending on December 31, 2019: the Company’s ABV, the Company’s Leverage and stock price if the Company pays no dividends during the performance period or TSR if dividends are paid during the performance period. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the overall performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited.

The number of shares shown in column (d) represents target performance-based restricted stock awarded; however, the market value for these shares shown under column (e) reflects no value because threshold performance for each of the three measures was not achieved as of December 31, 2018. For reference, if Company performance resulted in target level payouts for all three measures, the value of performance shares as of December 31, 2018 would be: Mr. Fallon $775,380 and Mr. McKiernan $469,915.

5

On March 6, 2018, the Board approved restricted stock awards under the MBIA Inc. 2005 Omnibus Incentive Plan comprised of a combination of time- and performance-based restricted shares with one-third in the form of time-based restricted stock (described below) and two-thirds of the award being in the form of performance-based restricted stock (described in footnote 6) as determined by the grant date value. The time-based shares shown will vest in equal installments on each of the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions).

6

In connection with the March 6, 2018 restricted stock awards noted in footnote 5, the performance-based restricted stock was granted at target. The target performance score is 100% with the percentage of performance-based shares that can be earned between 0% and 200%. The performance score will be based on the achievement of TSR over the three-year performance period starting on December 31, 2017 and ending on December 31, 2020. The beginning stock price is the closing share price on December 31, 2017. The ending stock price will be the average stock price over 60 trading days preceding and including the last day of the performance period if the Company pays no dividends, or if dividends are paid, the closing share price on December 31, 2020. The number of performance-based shares earned will be equal to the number of performance-based shares granted multiplied by the performance score. Earned shares will vest in equal installments on the third, fourth and fifth anniversary of the grant date, subject to the NEO’s continued employment on the vesting date (subject to certain exceptions). Performance-based shares not earned will be forfeited. See the CD&A for a table showing the performance measure values relative to percentage scores ranging from 0%-200%.

Based on the Company’s TSR performance being above target at the end of 2018, under SEC rules the number of performance-based shares shown in column (d) represent estimated payout at maximum levels, resulting in 200% of the target being shown. The market value shown under column (e) reflects the maximum number of performance-based shares multiplied by $8.92 per share, the closing market value of the shares on December 31, 2018. For reference, if these amounts were calculated based on the actual performance level of 111% as of December 31, 2018, the number and market value of the performance-based shares would be:

William C. Fallon	88,397	788,501
Anthony McKiernan	49,625	442,655
Adam T. Bergonzi	39,699	354,115
Jonathan C. Harris	32,255	287,715
Christopher H. Young	32,255	287,715
Daniel M. Avitabile	32,255	287,715

7	The time-based restricted stock shown was granted on November 8, 2018. The awards will cliff vest on March 3, 2025 and such shares are subject to continued employment (subject to certain exceptions).

8

The time-based restricted stock shown was granted on March 6, 2014 and will vest on the fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

9

The time-based restricted stock shown was granted on March 5, 2015 and will vest in equal installments on the fourth and fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

10

The time-based restricted stock shown was granted on March 6, 2017 and will vest in equal installments on the third, fourth and fifth anniversary of the date of grant; and such shares are subject to continued employment (subject to certain exceptions).

MBIA Inc.

Stock vested in 2018

	Stock awards
Name (a)	Number of shares acquired on vesting (#) (b)	Value realized on vesting ($) (c) (1)
William C. Fallon	-	-
Anthony McKiernan	-	-
Adam T. Bergonzi	10,270	86,215
Jonathan C. Harris	7,925	66,621
Christopher H. Young	7,925	66,621
Daniel M. Avitabile	6,987	58,748

1	The amount represents the market value of the vested stock on the vesting date.

MBIA Inc.

Non-qualified deferred compensation in 2018

Name (a)	Executive contributions in 2018 ($) (b) (1)	Company contributions in 2018 ($) (c) (1)	Earnings (Losses) in 2018 ($) (d) (2)	Withdrawals/ distributions in 2018 ($) (e)	Balance as of 12/31/18 ($) (f)
William C. Fallon	148,525	237,479	190,168	-	4,271,525
Anthony McKiernan	151,700	130,400	42,286	-	2,915,988
Adam T. Bergonzi	26,720	82,133	-19,247	-	881,539
Jonathan C. Harris	0	44,771	-20,178	-	292,989
Christopher H. Young	29,340	62,383	-82,095	-	1,063,730
Daniel M. Avitabile	11,400	57,300	-21,347	-	418,251

1

MBIA maintains a non-qualified defined contribution retirement plan. Under this plan, MBIA contributes amounts that it is precluded from contributing to the money-purchase pension and 401(k) plans because of Internal Revenue Code limitations. The amounts contributed include both Company and NEO contributions. For compensation awarded for the 2018 performance year, non-qualified plan participants are eligible to receive Company pension contributions based on aggregate salary and bonus compensation of up to $2.0 million. The Company contributions shown in the table above include Company pension contributions made in 2018 for the 2017 performance year. NEOs become fully vested in Company contributions on the fifth year of participation in the plan. The NEO contribution amounts are included in the salary and performance bonus as reported in the “Summary compensation table for 2018” under columns (c) and (e) respectively. The Company contribution amounts are included in all other compensation as reported in the “Summary compensation table for 2018” under column (f).

2

Assets under this plan are participant-directed and employee account balances and contributions are subject to market-based returns. Plan participants may self-direct their investments among multiple investment options including the MBIA Inc. Common Stock Fund. The earnings (losses) shown represent the change in market value in 2018, including any dividends and interest earned, which was reduced by any transaction fees incurred during the year.

Potential payments upon termination or change in control as of December 31, 2018

The Company’s compensation and benefit plans provide certain compensation payments and benefits under various termination events. The following summaries describe potential compensation and benefits payable to the NEOs upon termination of employment under the following events: (a) involuntary (not for cause) or constructive termination following a change in control, (b) retirement (if eligible), (c) voluntary termination, (d) involuntary (not for cause) termination without a change in control and (e) death or disability.

In general, employees participating in the compensation and benefit plans are treated similarly with respect to the various termination scenarios. Differences may apply where NEOs are covered under individual agreements as described below. Following the narrative are tables with estimated dollar values associated with these payments and benefits for each NEO.

(a) Involuntary (not for cause) or constructive termination following a change in control. On November 8, 2006, the Company adopted the Key Employee Employment Protection Plan (the “KEEP Plan”), which superseded any existing employment protection agreements. Its purpose is to assure the Company of the services of key executives during a change in control of the Company, and to provide these executives with financial assurances so they can focus on their responsibilities without distraction and can exercise their judgment without bias due to personal circumstances. The KEEP Plan covers Mr. Fallon as of December 31, 2018. The Company does not intend to cover any other executives under the KEEP Plan in the future.

On February 27, 2007, the Company adopted an amendment to the KEEP Plan. A copy of the amended KEEP Plan and a form of an individual agreement has been filed as Exhibit 10.80 and Exhibit 10.81, respectively, to the Company’s Form 10-K filed on March 1, 2007. The Company adopted another amendment on February 22, 2010 to the KEEP Plan. A copy of this amendment has been filed as Exhibit 10.13 to the Form 10-K filed on March 1, 2010.

The KEEP Plan provides that the Company will continue to employ Mr. Fallon for a period of 24 months from the effective date of the change in control; and his position, title, authority and responsibilities as well as salary, bonus and other elements of compensation and benefits are to be maintained at levels equal to or commensurate with levels existing prior to the change in control. Compensation payable and benefits under the KEEP Plan are triggered by a change in control of the Company followed by an involuntary termination by the Company (not for cause) or a voluntary termination for good cause (constructive termination). These terminations are each referred to as a “qualifying termination.”

In the event of a qualifying termination during the 24-month effective period, Mr. Fallon will receive a lump sum severance payment equal to two times the sum of his annual base salary and the average of the annual bonuses paid to him for the prior two years. The severance payment will also include a pro-rated annual bonus for the year of termination equal to the average of the annual bonuses paid for the prior two years.

The KEEP Plan provides that in the event of a qualifying termination, time-based restricted stock will become fully vested and the vesting of performance shares shall be administered in accordance with the terms of the applicable award agreement.

Under the KEEP Plan, Mr. Fallon will also receive continued health and group life insurance coverage for a period of 24 months following the date of the qualifying termination and a credit to the Company’s non-qualified retirement plan in an amount equal to the amount that otherwise would have been contributed on his behalf under the Company’s money-purchase pension plan had his employment continued for another 24 months. In addition, all unvested retirement account balances will become fully vested.

To the extent that any payments are subject to an excise tax, a tax gross-up payment may be made to Mr. Fallon, subject to the conditions described below. To the extent a tax gross-up payment is required to be made under the KEEP Plan, such payment will be made only if the total payments exceed the IRS excise tax safe harbor limit by at least 10%. If such total payments are less than 10% over the safe harbor limit, KEEP Plan payments to Mr. Fallon will be reduced to the extent necessary to eliminate any excise tax. As a condition to the receipt of benefits, the KEEP Plan requires that Mr. Fallon agree to be bound by a non-competition and non-solicitation clause and a non-disparagement clause. A violation of any of these clauses will result in a loss of future severance benefits and possible forfeiture to the Company of any severance already paid.

For Messrs. McKiernan, Bergonzi, Harris, Young and Avitabile; upon an involuntary termination (not for cause) following a change in control there are no cash payment or benefit obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied.

(b) Retirement. On November 8, 2006, the Company adopted voluntary retirement benefits which provide certain benefits to the Company’s employees (including NEOs) upon retirement (the “Retirement Program”). To be eligible for the retirement benefits as described below an NEO must (i) be at least 55 years old, (ii) have at least five years of service and (iii) give at least a six-month advance notice of retirement. The Compensation Committee may waive any of the eligibility conditions or amend any of the provisions of the Retirement Program. Changes have been made to the Retirement Program’s terms since its inception. In 2017, the Company made changes to the treatment of year-end performance bonus and healthcare benefits to remain current with Company policies and practices. Following is a summary of the current compensation and benefits under the Company’s Retirement Program.

Annual performance bonus. The performance bonus will be determined based on the NEOs target bonus and adjusted for company and individual performance, and subject to management discretion.

Unvested Restricted stock. With respect to the March 2017 and March 2018 restricted stock awards, time-based shares shall remain outstanding, subject to post-employment restrictive covenants that may include a non-compete and/or non-solicitation covenant, and will vest on the award’s vesting dates. Performance shares will be earned at the end of the performance period and shall remain outstanding and will vest on the award’s vesting dates, subject to the restrictive covenants as noted above. For the November 2018 restricted stock award all shares will be forfeited. All other time-based restricted stock will immediately vest upon the retirement date.

Long-term incentive award. The Company will provide a cash payment in consideration of the LTI award that otherwise would have been granted to the NEO in the current or subsequent year, with such payment prorated based on the number of months of service in the year of retirement and subject to management discretion.

Restrictive covenants. The vesting of LTI and cash payment in consideration of LTI will require the NEO to consent to a non-solicitation and non-disparagement provision; and at management’s discretion, a non-compete restriction.

Health care benefits. The NEOs can continue medical and dental benefits under the Company’s health care program until age 65 with the NEO assuming the full premium costs.

Retirement plans. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

Accrued and unused vacation. Accrued and unused vacation time as of the retirement date will be paid at retirement.

(c) Voluntary termination. Upon the voluntary termination or resignation of an NEO, there are no cash payment obligations and unvested time- and performance-based restricted stock is forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(d) Involuntary (not for cause) termination without change in control. Upon an involuntary termination not for cause there are no cash payment obligations. Any cash payment may be paid at the discretion of the Board. With respect to the March 2017 and March 2018 restricted stock awards, there is immediate vesting of time-based restricted stock and performance-based restricted stock will continue to vest beyond the termination date in accordance with the original vesting terms and to the extent that the “performance score” criteria are satisfied. For the November 2018 restricted stock award all shares will be vested. All other time-based restricted stock will be forfeited. Vested account balances under the 401(k), money-purchase pension and non-qualified plans remain available and unvested balances are forfeited.

(e) Death or total disability. Upon the death or total disability of an NEO, there are no cash payment obligations. There is immediate vesting of time-based restricted stock and performance-based shares will vest to the extent that the “performance score” criteria are satisfied. All unvested retirement account balances will become fully vested.

Tables showing potential post termination payments. The following tables show the potential value of the compensation and benefits that would become payable as a result of the different termination events described above for each of the NEOs. The values have been estimated as if the termination event occurred on December 31, 2018 and assumes the closing market value of the Company’s shares on that date which was $8.92. The tables do not include amounts the NEOs would normally receive without regard to the circumstances of termination.

Following are notes to explain the values shown in the tables below.

(1)

Under “Termination following a change in control”, compensation and benefit values reflect the provisions as described under the KEEP Plan for Mr. Fallon. The amounts include an excise tax gross-up in order to provide him with a gross-up for his excise tax obligations under IRS regulations, which imposes an excise tax on certain payments made in connection with a change in control, and any additional tax cost related to the gross-up payment, assuming that a change in control and a termination of employment by the Company without “cause” occurred on December 31, 2018.

For the other NEOs, their compensation values reflect the terms of their respective stock awards. In addition, the values for performance-based and time-based restricted stock reflect the amount the NEO would have been entitled to receive in respect of such equity awards had a change in control occurred on December 31, 2018, whether or not the executive experienced a termination of employment on December 31, 2018.

(2)

Under “Voluntary termination” or “Retirement”, Messrs. Fallon and Bergonzi are retirement-eligible under the Company’s Retirement Program as of December 31, 2018 and the amounts shown reflect the compensation and benefits as described under retirement. For the other NEOs the amounts reflect a voluntary termination.

(3)	Under “Involuntary (not for cause) termination”, any cash severance and cash bonus will be paid at the discretion of the Board.

(4)	Death or total disability amounts reflect the compensation and benefit treatments as described under “Death or total disability” above.

William C. Fallon

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	3,642,750	0	0	0
Time-based Restricted Stock	10,559,719	1,639,719	9,767,061	10,559,719
Performance-based Restricted Stock	788,501	788,501	788,501	788,501
Retirement Benefits	334,050	0	0	0
Healthcare Benefits	62,371	0	0	0
Excise Tax Gross-up	6,761,618	0	0	0
Total	22,149,009	2,428,220	10,555,562	11,348,220

Anthony McKiernan

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	5,586,819	0	4,952,687	5,586,819
Performance-based Restricted Stock	442,655	0	442,655	442,655
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	6,029,474	0	5,395,342	6,029,474

Adam T. Bergonzi

Payment or benefit upon termination	Termination following a change in control ($) (1)	Retirement ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	5,066,060	606,060	4,667,925	5,066,060
Performance-based Restricted Stock	354,115	354,115	354,115	354,115
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	5,420,175	960,175	5,022,040	5,420,175

Jonathan C. Harris

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	3,728,391	0	3,142,266	3,728,391
Performance-based Restricted Stock	287,715	0	287,715	287,715
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	4,016,106	0	3,429,981	4,016,106

Christopher H. Young

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	3,418,492	0	3,142,266	3,418,492
Performance-based Restricted Stock	287,715	0	287,715	287,715
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	3,706,207	0	3,429,981	3,706,207

Daniel M. Avitabile

Payment or benefit upon termination	Termination following a change in control ($) (1)	Voluntary termination ($) (2)	Involuntary termination ($) (3)	Death or total disability payments ($) (4)
Cash Severance	0	0	0	0
Time-based Restricted Stock	3,463,065	0	3,142,266	3,463,065
Performance-based Restricted Stock	287,715	0	287,715	287,715
Retirement Benefits	0	0	0	0
Healthcare Benefits	0	0	0	0
Total	3,750,780	0	3,429,981	3,750,780

Compensation plan risk assessment

Our Compensation Committee has assessed our compensation policies and practices to evaluate whether they create risks that are reasonably likely to have a material adverse effect on the Company. Based on its assessment, the Compensation Committee concluded that the Company’s compensation policies and practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on the Company.

In its assessment, the Compensation Committee considered whether the performance measures used to measure and determine Company performance as well as the attributes of the Company’s compensation policies and practices mitigate incentives to take undue risks while providing adequate incentives to build long-term shareholder value. The Compensation Committee concluded that the Company has designed its performance evaluation scorecard, and allocated its employees’ compensation among base salary, short-term incentives and long-term equity, in such a way as to not encourage excessive risk-taking.

Principal accountant fees and services

The following table sets forth the aggregate fees billed for professional services rendered for the Company by PwC for the years ended December 31, 2018 and 2017, broken down as follows (in thousands):

	2018*	2017
Audit	$3,683	$3,805
Audit Related	$75	$108
Tax	$92	$25
All Other	$100	$-
Total	$3,950	$3,938

*	includes estimates for services related to 2018 not yet paid

Audit fees were for professional services rendered in connection with the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, consultations concerning financial accounting and reporting standards and assistance with the review of documents filed with the SEC.

Audit Related fees were for assurance and related services performed for the loss reserve certifications.

Tax fees were for professional services rendered in connection with general tax advice and services.

All Other fees were for professional services rendered in connection with an agreed upon review.

One hundred percent of all the above fees for the years ended December 31, 2018 and 2017 were approved by the Audit Committee.

PwC did not provide the Company with any information technology services relating to financial systems design or implementation for 2018 or 2017.

Pursuant to its charter, the Audit Committee has responsibility for the pre-approval of all audit and permitted non-audit services to be performed for the Company by the independent auditors. The Audit Committee has adopted a policy for the approval of non-audit related services. At the beginning of the year, the Audit Committee reviews and approves any proposed audit and non-audit related services for the year and the associated costs. The Audit Committee also reviews at its meetings other audit and non-audit services proposed to be provided by the independent auditors. The Audit Committee has delegated to the Chair the authority to grant pre-approvals, when less than $50,000, if the Chair deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Committee. Pre-approvals by the Chair are reviewed with the Audit Committee at its next regularly scheduled meeting.

In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee a description of, and the budget for, the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

Security ownership of certain beneficial owners

The table below contains certain information about the only beneficial owners known to the Company as of March 7, 2019 of more than 5% of the outstanding shares of the Company’s common stock.

Name and address of beneficial owner	Shares of common stock beneficially owned	Percent (%) of class (8)

BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	6,261,875	6.94%

Dimensional Fund Advisors LP. (2) Building One 6300 Bee Cave Road Austin, Texas, 78746	6,973,148	7.73%

Fine Capital Management, LLC (3) 590 Madison Avenue, 27th Floor New York, New York 10022	7,566,322	8.39%

Kahn Brothers Group (4) 555 Madison Avenue 22nd Floor New York, New York	4,531,910	5.03%

The Vanguard Group, Inc. (5) 100 Vanguard Blvd Malvern, PA 19355	7,627,250	8.46%

1

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by BlackRock Inc. (“BlackRock”) with the SEC on February 6, 2019. Such filing indicates that BlackRock has sole voting power with respect to 6,015,181 of such shares and sole dispositive power with respect to 6,261,875 of such shares.

2

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 8, 2019. Such filing indicates that Dimensional has sole voting power with respect to 6,738,344 of such shares and sole dispositive power with respect to 6,973,148 of such shares.

3

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by Fine Capital Management, LLC. (“Fine Capital”) with the SEC on February 14, 2019. Such filing indicates that Fine Capital has shared voting power with respect to 7,566,322 of such shares and shared dispositive power with respect to all of such shares.

4

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13F-HR filed by Kahn Brothers Group (“Kahn Brothers”) with the SEC on January 29, 2019. Such filing indicates that Kahn Brothers has sole voting power with respect to 4,531,910 of such shares.

5

This information as to the beneficial ownership of shares of common stock is based on the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 1, 2019. Such filing indicates that Vanguard has sole voting power with respect to 97,802 of such shares, shared voting power with respect to 18,820 of such shares, sole dispositive power with respect to 7,539,854 of such shares and shared dispositive power with respect to 106,216 of such shares.

6	Based on 90,179,632 shares outstanding as of March 7, 2019.

Security ownership of Directors and Executive Officers

The following table sets forth, as of March 7, 2019, the beneficial ownership of shares of common stock of each Director, each NEO, and all Directors and Executive Officers of the Company, as a group.

Name	Shares of common stock beneficially owned		Shares acquirable upon exercise of options (3)	Total shares beneficially owned		Percent (%) of class (4)
Directors

William C. Fallon (1)	2,163,406		0	2,163,406		2.40%

Francis Y. Chin (2)	51,500		0	51,500		*

Diane L. Dewbrey	11,086		0	11,086		*

Steven J. Gilbert (2)	180,393		0	180,393		*

Charles R. Rinehart (2)	223,879		0	223,879		*

Theodore Shasta (2)	107,016		0	107,016		*

Richard C. Vaughan (2)	111,960		0	111,960		*
Named Executive Officers (excluding Mr. Fallon) (1)

Anthony McKiernan	1,094,457		0	1,094,457		1.21%

Daniel M. Avitabile	468,471		0	468,471		*

Adam T. Bergonzi	693,196		0	693,196		*

Jonathan C. Harris	500,737		0	500,737		*

Christopher H. Young	467,856		0	467,856		*

All Directors and Executive Officers as a group	6,162,098	(5)	0	6,162,098	(5)	6.83	%(5)

*	Less than one percent.

1

Includes shares held by the Executive Officers under the Company’s exempt 401(k) plan and non-qualified defined contribution retirement plan and restricted shares awarded to certain Executive Officers.

2

Includes (i) common stock equivalent deferral units held under the MBIA Inc. 2005 Non-employee Director Deferred Compensation Plan, and/or (ii) restricted stock awarded under the Omnibus Plan. See “Directors’ restricted stock grants” under “Independent Directors’ compensation.”

3	Shows the number of shares that were exercisable as of March 7, 2019 or become exercisable within 60 days after March 7, 2019 under the Company’s stock option program.

4

Based on 90,179,632 shares outstanding as of March 7, 2019. For purposes of calculating the percentage of outstanding shares beneficially owned by any person or group identified in the table above, the number of shares outstanding with respect to each person or group was deemed to be the sum of the total shares outstanding as of March 7, 2019 and the total number of shares subject to options held by such person or group that were exercisable as of March 7, 2019 or become exercisable within 60 days after March 7, 2019. The percentage of shares of common stock beneficially owned by all Directors and Executive Officers as a group is 6.83%. Each Director and Executive Officer individually owns less than 1% of the shares of common stock outstanding, with the exception of Mr. Fallon who owns 2.40% and Mr. McKiernan who owns 1.21%.

5	Total includes all Executive Officers of the Company.

Section 16(a) beneficial ownership reporting compliance

Ownership of, and transactions in, the Company’s common stock by Executive Officers and Directors of the Company are required to be reported to the SEC in accordance with Section 16 of the Securities Exchange Act of 1934. To the best of the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) executive officers, directors and greater than 10% beneficial stockholders of MBIA complied with applicable Section 16(a) requirements during the year ended December 31, 2018.

Certain relationships and related transactions

To the best of the Company’s knowledge, other than election to office, no person who has been a Director or Executive Officer of the Company at any time since the beginning of 2018, no nominees to the Board of Directors nor any associate of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the 2019 Annual Meeting of Shareholders.

Transactions with “related persons” (as defined in Item 404(a) of Regulation S-K) are monitored by management, the Audit Committee and the Board of Directors, and all Directors and Executive Officers of the Company complete a questionnaire at the beginning of each year, in which they are asked to disclose family relationships and relationships with other related persons. Before approving a transaction with a related person, the Board of Directors would take into account all relevant factors that it deems appropriate, including fairness to the Company and the extent of the related person’s interest in the transaction. The policies and procedures surrounding the review, approval or ratification of transactions with related persons are not in writing given that the Company does not typically enter into such transactions. Nevertheless, such review, approval and ratification of transactions with related persons would be documented in the minutes of the meetings of the Board of Directors. There were no transactions with related persons since the beginning of the 2018 fiscal year where the policies and procedures described above did not require review, approval or ratification of the transaction or where such policies and procedures were not followed.

Proposals for shareholder approval recommended by the Board

Proposal 1: Election of Directors

All of MBIA’s Directors are elected at each annual shareholders’ meeting for a one-year term. Shareholders will elect seven Directors at the 2019 Annual Meeting to serve a term expiring at the 2020 Annual Meeting.

Following is information about each nominee, including biographical data for at least the last five years, and the reasons why each has been nominated for election to the Board. Should one or more of these nominees become unavailable to accept the nomination or election as Director (an event not now anticipated), all proxies received will be voted for such other persons as the Board may recommend, unless the Board reduces the number of Directors.

Francis Y. Chin

Biographical data:

Mr. Chin was elected to the Company’s Board of Directors in August 2016 in accordance with the Board’s power under the Company’s by-laws to fill interim vacancies. Since September 2015, Mr. Chin has been a Managing Director and Co-Founder of American Public Infrastructure, LLC, where he advises clients on infrastructure projects. From May of 1993 until August 2015, Mr. Chin held several positions at Citigroup, including Chairman of the Public Finance Department, Co-Head of the Public Finance Department, and Head of the Public Finance Department. Mr. Chin was a member of the Board of Directors of The Bond Markets Association, including serving as Chairman of the Municipal Division in 2002, and as Vice Chairman in 2001. From 2005 to 2008, Mr. Chin served as a member of the Municipal Securities Rulemaking Board, including as its Chairman in 2008, and during which time he presided over the launch of its Electronic Municipal Market Access (EMMA) online application. In 2013, The Municipal Forum of New York honored Mr. Chin with its Lifetime Achievement Award. In 2014, he was selected to serve on Governor Cuomo’s MTA Transportation Reinvention Commission. Age 69.

Reasons for Mr. Chin’s nomination:

Mr. Chin has been nominated to serve as a Director of the Company due to his extensive background in municipal finance, his long career as a financial advisor to state and local governments, and his general knowledge and experience in financial matters.

Diane L. Dewbrey

Biographical data:

Ms. Diane L. Dewbrey was elected to the Company’s Board of Directors in November 2018. For five years, until its merger with Consolidated Communications in 2014, Ms. Dewbrey served as an Independent Director and then Chair (2013-14) of the Board of Enventis, Inc. Ms. Dewbrey earned her BS degree in Mathematics from Xavier University. She is an NACD Governance Fellow and holds a Professional Director Certification from the American College of Corporate Directors. Prior to serving as a director at Enventis, she held various senior positions at Fifth Third Bancorp, where over an eighteen year period she became Senior Vice President & Director of Central Operations and a member of the Executive Management Team, and at Foundation Bank, where in her ten years with the company she served as CEO and a Director of the Foundation Bancorp and Foundation Bank Board. Ms. Dewbrey is currently a Director of the YMCA of Greater Seattle where she also serves as Treasurer, member of the Executive Committee, and Chair of the Investment Committee. Age 54

Reasons for Ms. Dewbrey’s nomination:

Ms. Dewbrey has been nominated to serve as a Director of the Company due to her extensive experience in leadership positions in the financial services industry. In addition to her board leadership and senior management experience in areas including finance and investments, Ms. Dewbrey has a history of contributing meaningfully to community organizations.

William C. Fallon

Biographical data:

Mr. Fallon is the Chief Executive Officer of the Company. Prior to his appointment as CEO Mr. Fallon served as President and Chief Operating Officer of MBIA Inc. and the Chief Executive Officer of National Public Finance Guarantee Corporation. Mr. Fallon is responsible for overseeing the day-to-day operations of MBIA Inc. and its subsidiaries. Previously, Mr. Fallon was head of Global Structured Finance having joined the Company in 2005 as a Managing Director and head of Corporate and Strategic Planning. Prior to joining MBIA, Mr. Fallon was a partner at McKinsey & Company, having joined the firm in 1991. At McKinsey, Mr. Fallon specialized in consulting with financial institutions and was co-leader of the firm’s Corporate Finance and Strategy practice and a key member of the North American Wholesale Financial Institutions and Risk Management practices. He also worked extensively with financial institutions in the areas of value-based management, valuation, mergers and acquisitions, securitization and risk management. Age 59.

Reasons for Mr. Fallon’s nomination:

Mr. Fallon has been nominated to serve as a Director of the Company due to his extensive experience with the Company as President and Chief Operating Officer of the Company and his knowledge of and experience with the Company’s business and operations, his role as CEO of National and his expertise and knowledge of the financial guarantee and financial services industry.

Steven J. Gilbert

Biographical data:

Mr. Gilbert was elected to the Board of Directors in May 2011. He is currently Chairman of the Board of Gilbert Global Equity Partners, L.P., a private equity fund, Vice Chairman of the Executive Board of MidOcean Capital Partners, L.P., a private equity firm, and Chairman of the Board of CPM, Inc., a global provider of process machinery for the feed industry, and has served in these capacities since 1998, 2005 and 2000, respectively. He was previously Chairman and Senior Managing Director of SUN Group (USA), an investment firm, from 2007 to 2009. Previously, Mr. Gilbert was Managing General Partner of Soros Capital, L. P., Commonwealth Capital Partners, L.P., and Chemical Venture Partners. He also held investment banking positions with Morgan Stanley & Co., Wertheim & Co., Inc. and E.F. Hutton International. Mr. Gilbert was admitted to the Massachusetts Bar in 1970 and practiced law at Goodwin Procter & Hoar in Boston, Massachusetts. Mr. Gilbert is a Director of TRI Point Homes, Inc., Empire State Realty Trust, Inc., and Fairholme Funds, Inc. He is also a member of the Writer’s Guild of America (East) and the Council on Foreign Relations, and a Director of the Lauder Institute at the University of Pennsylvania. Within the past five years, Mr. Gilbert served as a Director of several privately held companies. Mr. Gilbert has also served on the boards of more than 25 companies over the span of his career. Age 71.

Reasons for Mr. Gilbert’s nomination:

Mr. Gilbert has been nominated to serve as a Director of the Company due to his extensive experience in leadership positions in the financial services industry and long history of board service, including both with insurance companies and a diverse group of other companies, as well as his expertise accrued during his career in finance, private equity investing, investment banking and law.

Charles R. Rinehart

Biographical data:

Charles R. Rinehart was named Chairman in May 2015 and has served as a Director of the Company since December 2008. From September 2008 to December 2008, Mr. Rinehart served as Chief Executive Officer and as a Director of Downey Financial Corp. and Downey Savings and Loan Association, F.A. Mr. Rinehart retired from HF Ahmanson & Co. and its principal subsidiary, Home Savings of America, in 1998. Mr. Rinehart joined HF Ahmanson in 1989 and shortly thereafter was named President and Chief Operating Officer. He was named Chief Executive Officer in 1993 and also became Chairman in 1995 and served in these roles through 1998. Prior to joining H.F. Ahmanson, Mr. Rinehart was the Chief Executive Officer of Avco Financial Services from 1983 to 1989 and before that served in various positions of increasing responsibility at Fireman’s Fund Insurance Company. Within the past five years, he also served as a Director of PMI Group Inc. and Verifone Holdings, Inc. Age 72.

Reasons for Mr. Rinehart’s nomination:

Mr. Rinehart has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his prior and current leadership roles in several industry-leading companies and his general knowledge and experience in financial matters.

Theodore Shasta

Biographical data:

Mr. Shasta was elected to the Board of Directors in August 2009. Mr. Shasta is a former Senior Vice President and Partner of Wellington Management Company, a global investment advisor. At Wellington Management Company, Mr. Shasta specialized in the financial analysis of publicly traded insurance companies, including both property-casualty and financial guarantee insurers. Mr. Shasta joined Wellington Management Company in March 1996 as a global industry analyst responsible for the insurance industry. In January 2008, Mr. Shasta became a portfolio advisor responsible for senior-level relationship management for existing institutional clients and consultants as well as development of new business, a position that he held until June 2009. In addition, effective January 1999, Mr. Shasta was elected Partner and was promoted to Senior Vice President, and served in such positions until he withdrew from the partnership in June 2009. He also served on Wellington Management’s Audit Committee from January 2004 to June 2009 and was Chair of that Committee from January 2008 until June 2009. Prior to joining Wellington Management Company, Mr. Shasta was a Senior Vice President with Loomis, Sayles & Company where he was an industry analyst responsible for the automotive, freight transportation and insurance industries. Before that, he served in various capacities with Dewey Square Investors and Bank of Boston. Mr. Shasta earned his Chartered Financial Analyst designation in 1986. Mr. Shasta is a member of the Board of Directors of Chubb Limited (formerly ACE Limited) and serves as a member of its Audit Committee. Age 67.

Reasons for Mr. Shasta’s nomination:

Mr. Shasta has been nominated to serve as a Director of the Company due to his 25 years of experience as a financial analyst covering the insurance industry and the Company since it became a publicly traded entity, coupled with his in-depth understanding of economics, accounting and regulatory oversight of the financial guarantee industry and knowledge of the Company’s current operating environment.

Richard C. Vaughan

Biographical data:

Mr. Vaughan was elected to the Board of Directors in August 2007. He served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group from 1995 until his retirement in May 2005. He joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln National’s Employee Benefits Division. In June 1992, he was appointed Chief Financial Officer for the corporation. He was promoted to Executive Vice President in January 1995. He was previously employed with EQUICOR from September 1988 to July 1990, where he served as a Vice President in charge of public offerings and insurance accounting. Prior to that, Mr. Vaughan was a Partner at KPMG Peat Marwick in St. Louis, from July 1980 to September 1988. Age 69.

Reasons for Mr. Vaughan’s nomination:

Mr. Vaughan has been nominated to serve as a Director of the Company due to his extensive experience in financial services and insurance businesses, his board service and his general knowledge and experience in financial matters, including as a Chief Financial Officer.

The Board has elected Mr. Rinehart as Chairman. In such capacity, he presides at non-management Director meetings. Shareholders or interested parties wishing to communicate with our Chairman or with the non-management Directors as a group may do so by submitting a communication in a confidential envelope addressed to the Chairman or the non-management Directors, in care of the Company’s Corporate Secretary, 1 Manhattanville Road, Suite 301, Purchase, New York 10577.

Director independence. The Company’s Board of Directors has determined in accordance with the independence standards set forth in the Board Practices that each Director named below is an Independent Director and that none of the Directors named below have any material relationships with the Company. Such Independent Directors are: Francis Y. Chin, Diane L. Dewbrey, Steven J. Gilbert, Charles R. Rinehart, Theodore Shasta and Richard C. Vaughan. In addition, each of the Directors named in the foregoing sentence qualifies as an “independent director” under the NYSE Corporate Governance Listing Standards. These Independent Directors constitute a significant majority of the Company’s Board, consistent with the policy set out in the Board Practices.

In addition to the Board-level standards for Director independence, each member of the Audit Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee, and each member of the Compensation Committee meets the enhanced independence requirements of the SEC and the NYSE for members of the Compensation and Governance Committee.

The Board Practices include the following independence standards designed to assist the Board in assessing Director independence, and can be found on the Company’s website, www.mbia.com, under the “Ethics and Governance” link. The terms “MBIA” and “the corporation” in the following standards refer to MBIA Inc.

“The Board shall consist of a significant majority of independent directors. A director will not be considered “Independent” if such director

•	is a member of management or an employee or has been a member of management or an employee within the last five years;

•	has a close family or similar relationship with a member of key management;

•	is a lawyer, advisor or consultant to the corporation or its subsidiaries or has a personal service contract with the corporation or any of its subsidiaries;

•

has any other relationship with the corporation or its subsidiaries either personally or through his or her employer which, in the opinion of the Board, would adversely affect the director’s ability to exercise his or her independent judgment as a director;

•	is currently or has been within the last five years an employee of the corporation’s independent auditor;

•	is currently or has been within the last five years an employee of any company whose compensation committee includes an officer of MBIA; and

•

is an immediate family member (i.e., spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law or anyone (other than a domestic employee) who shares a person’s home) of a person described in either of the two previous categories.

Because the corporation is a major financial institution, outside directors or the companies they are affiliated with will sometimes have a business relationship with the corporation or its subsidiaries. Directors and companies with which they are affiliated are not given special treatment in these relationships. The Board believes that the existence of a business relationship is not, in and of itself, sufficient to disqualify a director from being considered an independent director. The materiality of the relationships and the director’s own ability to exercise independent judgment shall be evaluated, and external criteria for independence, such as those promulgated by the SEC and the NYSE shall be considered, including the enhanced independence requirements of the SEC and the NYSE for members of the Audit Committee and members of the Compensation and Governance Committee.

To help maintain the independence of the Board, all directors are expected to deal at arm’s length with the corporation and its subsidiaries and to disclose circumstances material to the director which might be perceived as a conflict of interest. The corporation shall disclose publicly, as required by law, its compliance with the requirement that a majority of its Board is comprised of independent directors.

The Board will make independence determinations on an annual basis prior to approving the director nominees for inclusion in the corporation’s proxy statement and, if an individual is to be elected to the Board other than at an annual meeting, prior to such election. Each director and nominee for director shall provide the corporation with full information regarding his or her business and other affiliations for purposes of evaluating the director’s independence.”

The Board of Directors recommends unanimously that you vote FOR this proposal to elect seven Directors.

Vote necessary to elect seven incumbent Directors. Directors are elected by a plurality of the votes cast under applicable law.

Pursuant to the Company’s By-Laws, an incumbent Director who fails to receive a majority of votes cast “for” his or her election in an uncontested election will be required to tender his or her resignation no later than five business days from the date of the certification of the election results and, no later than 90 days from such certification, the Board will accept such resignation absent compelling reasons.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome of the election or the resignation requirement.

Proposal 2: Approval of compensation paid to NEOs

As required by the rules of the SEC, you are being asked to vote to support or not support the compensation paid or awarded to the NEOs as described pursuant to the compensation disclosure rules of the SEC, including under the CD&A and the “Executive compensation tables” sections of this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs, as disclosed under the CD&A and “Executive compensation tables” sections of this proxy statement.

We urge you to review the CD&A in its entirety to assist you in understanding our compensation actions as described therein.

For the reasons set forth in the CD&A, you are being asked to vote to support or not support the adoption of the following resolution:

“RESOLVED, that the Company’s shareholders APPROVE, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and ‘Executive compensation tables’ sections of this proxy statement.”

The Board of Directors and the Company recommend that the shareholders vote FOR Proposal 2 to express their support for the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including under the CD&A and “Executive compensation tables” sections of this proxy statement.

Vote necessary to support NEO compensation. The shareholder vote on Proposal 2 is advisory in nature and therefore will not be binding on the Board. However, the Compensation and Governance Committee will take into account the results of the vote and discussions with individual large shareholders in considering annual NEO compensation in subsequent periods. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

Proposal 3: Selection of independent auditors

Since its founding in 1986, MBIA has used PricewaterhouseCoopers LLP as its independent auditor. From 1974 to 1986, PwC served the same role for MBIA’s predecessor organization, the Municipal Bond Insurance Association. During 2018, PwC examined the accounts of the Company and its subsidiaries, reported on the effectiveness of internal controls over financial reporting and also provided tax advice and other permissible services to the Company. Upon recommendation of the Audit Committee, the Board has appointed PwC as the independent auditors of the Company for 2019, subject to shareholder approval.

We expect that one or more representatives of PwC will be available at the Annual Meeting to make a statement, if desired, and to answer questions from those shareholders present.

The Board of Directors recommends unanimously that you vote FOR Proposal 3 to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company.

Vote necessary to ratify the selection of PwC as auditors. The approval to ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company requires that the votes cast by shareholders favoring approval exceed the votes cast opposing approval. Abstentions from voting on the proposal and broker non-votes will have no effect on the outcome.

Other matters and shareholder proposals

The Board knows of no other business to be brought before the meeting other than what is set forth above. If other matters are introduced at the meeting, the individuals named as proxies on the enclosed proxy card are also authorized to vote upon such matters using their own discretion.

Shareholder proposals intended for inclusion in the proxy materials for the Company’s 2020 Annual Meeting of Shareholders must be received by the Company’s Secretary no later than November 20, 2019, which is 120 days prior to the anniversary of the mailing date for this proxy statement. Under the terms of the Company’s By-Laws, shareholders who wish to present an item of business at the 2020 Annual Meeting must provide notice to the Secretary of the Company at the Company’s principal executive offices not less than 60 days nor more than 90 days prior to the Annual Meeting (or if the Company does not publicly announce its Annual Meeting date 70 days in advance of such meeting date, by the close of business on the tenth day following the day on which notice of the meeting date is mailed to shareholders or publicly made).

Householding of Annual Meeting materials

The SEC permits companies to send a single copy of their annual report and proxy statement or Notice of Internet Availability of Proxy Materials to any household at which two or more shareholders reside if it appears that they are members of the same family. Each shareholder residing in the same household, however, will continue to receive a separate proxy card or voting instruction form. This procedure, referred to as “householding,” is intended to reduce the volume of duplicate information that shareholders receive and reduce mailing and printing costs. A number of brokerage firms have instituted householding. Only one copy of this proxy statement and the attached Annual Report or Notice of Internet Availability of Proxy Materials will be sent to certain beneficial shareholders who share a single address, unless any shareholder residing at that address requested that multiple sets of documents be sent. If shareholders received one set of materials due to householding, they may revoke their consent for future mailings at any time and may request that a separate set of materials be sent to them by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

By Order of the Board of Directors,

Jonathan C. Harris

Secretary

MBIA INC. 1 MANHATTANVILLE ROAD SUITE 301 PURCHASE, NY 10577

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 28, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 28, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E59846-P17027-Z73825	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

MBIA INC.

The Board of Directors recommends you vote FOR the following:
1. Election of Directors	For	Against	Abstain
1a. Francis Y. Chin	☐	☐	☐
1b. Diane L. Dewbrey	☐	☐	☐
1c. William C. Fallon	☐	☐	☐
1d. Steven J. Gilbert	☐	☐	☐
1e. Charles R. Rinehart	☐	☐	☐
1f. Theodore Shasta	☐	☐	☐
1g. Richard C. Vaughan	☐	☐	☐
	The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
	2. To approve, on an advisory basis, executive compensation.					☐	☐	☐
	3. To ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the Company for the year 2019.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

E59847-P17027-Z73825

This proxy is solicited by the Board of Directors for use at the Annual Meeting of MBIA Inc. on May 1, 2019.

The undersigned hereby appoints Charles R. Rinehart and Richard C. Vaughan and each of them the proxies and agents of the undersigned, each with power of substitution, to vote all shares of Common Stock of MBIA Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 2 Manhattanville Road, Conference Room 2, First Floor, Purchase, New York 10577, on Wednesday, May 1, 2019, at 10:00 a.m. (EDT), and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting and hereby ratifying and confirming all that said proxies and agents or their substitutes or any of them may lawfully do by virtue hereof, upon the matters listed on the reverse side, as described in the MBIA Inc. Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side